                                                                  EXHIBIT 10.144


                                                              CONFORMED COPY
================================================================================



                                LEASE AGREEMENT

                                  (MSN 30271)


                                    between


                         BELLEVUE COASTAL LEASING LLC,

                                   as Lessor


                                      and


                         MIDWAY AIRLINES CORPORATION,

                                   as Lessee


                          Dated as of January 5, 2001


               Relating to One New Boeing Model 737-76Q Aircraft

                  Bearing Manufacturer's Serial Number 30271



================================================================================

To the extent, if any, that this Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Agreement may be created through the transfer or possession of any counterpart other than the original executed counterpart containing the receipt therefor executed by Lessor on the signature page thereof.

                                   CONTENTS

SECTION 1.   DEFINITIONS; CONSTRUCTION AND INTERPRETATION.....................................     1

SECTION 2.   LEASE OF AIRCRAFT................................................................     1
     2.1     Agreement to Lease...............................................................     1
     2.2     Inspections......................................................................     1
     2.3     Changes in Delivery Date; Limitation of Lessor's Obligation to Deliver Aircraft..     2

SECTION 3.   LEASE TERM; RENT; PAYMENTS.......................................................     3
     3.1     Basic Lease Term.................................................................     3
     3.2     [Intentionally Omitted]..........................................................     3
     3.3     Basic Rent.......................................................................     3
     3.4     Supplemental Rent................................................................     4
     3.5     Payments in General..............................................................     4

SECTION 4.   SECURITY DEPOSIT; LETTER OF CREDIT...............................................     5
     4.1     Payment of the Security Deposit..................................................     5
     4.2     Lessor's Interest in Security Deposit............................................     5
     4.3     Return of Security Deposit.......................................................     5
     4.4     Substitution of Letter of Credit.................................................     5
     4.5     Return of Letter of Credit.......................................................     6

SECTION 5.   REPRESENTATIONS AND WARRANTIES...................................................     6
     5.1     Disclaimer; Lessor's Representations and Warranties..............................     6
     5.2     Lessee's Representations and Warranties..........................................     8
     5.3     No Prejudice.....................................................................    10

SECTION 6.   GENERAL COVENANTS................................................................    10
     6.1     Lessor's Covenants...............................................................    10
     6.2     Lessee's Covenants...............................................................    11

SECTION 7.   TITLE; REGISTRATION AND FILINGS; ETC.............................................    14
     7.1     Title to the Aircraft............................................................    14
     7.2     Registration, Recordation, Filings, Etc..........................................    14

SECTION 8.   POSSESSION.......................................................................    14
     8.1     Wet Lease........................................................................    15
     8.2     Maintenance, Etc.................................................................    15
     8.3     Installation of Engines on Other Airframes.......................................    15
     8.4     Sublease                                                                             16

SECTION 9.   INDEMNITIES......................................................................    18

                                                                          PAGE i

     9.1     General Indemnity..........................................................    18
     9.2     Exceptions to General Indemnity............................................    19
     9.3     Taxes                                                                          19
     9.4     [Intentionally Omitted]....................................................    19
     9.5     Scope, Survival, Etc.......................................................    19
     9.6     Indemnities Payable on After-Tax Basis.....................................    20
     9.7     Cooperation................................................................    21
     9.8     Subrogation................................................................    21

SECTION 10.  RISK OF LOSS, DESTRUCTION AND REQUISITION, ETC.............................    21
     10.1    Risk of Loss...............................................................    21
     10.2    Notice of Damage or Event of Loss..........................................    21
     10.3    Event of Loss With Respect to the Aircraft.................................    22
     10.4    Event of Loss With Respect to an Engine....................................    22

SECTION 11.  INSURANCE..................................................................    22
     11.1    Public Liability and Property Damage Insurance.............................    22
     11.2    Insurance Against Loss or Damage to the Aircraft and Engines...............    22
     11.3    Additional Insureds; Loss Payment..........................................    22
     11.4    Deductibles................................................................    22
     11.5    Application of Hull Insurance Proceeds.....................................    22
     11.6    Insurance for Own Account..................................................    22
     11.7    Reports, Etc...............................................................    22
     11.8    Right to Pay Premiums......................................................    22
     11.9    Spares Physical Damage Insurance...........................................    22
     11.10   Insurance Required by Airframe Manufacturer................................    22
     11.11   Continuation of Liability Insurance........................................    22

SECTION 12.  EVENTS OF DEFAULT..........................................................    22
     12.1    Payments...................................................................    22
     12.2    Covenants; Representations and Warranties..................................    22
     12.3    Voluntary Bankruptcy, Etc..................................................    22
     12.4    Involuntary Bankruptcy, Etc................................................    22
     12.5    [Intentionally Omitted]....................................................    22
     12.6    [Intentionally Omitted]....................................................    22
     12.7    Judgments..................................................................    22

SECTION 13.  REMEDIES...................................................................    22
     13.1    Retake Possession..........................................................    22
     13.2    Termination or Enforcement.................................................    22
     13.3    Application of Funds.......................................................    22
     13.4    Damages....................................................................    22

                                                                         PAGE ii

SECTION 14.  ASSIGNMENT OF LEASE.............................................    22
     14.1    Assignment by Lessor............................................    22
     14.2    Assignment by Lessee............................................    22
     14.3    Successors and Assigns..........................................    22

SECTION 15.  NO SETOFF, COUNTERCLAIM, ETC....................................    22

SECTION 16.  FURTHER ASSURANCES, ETC.........................................    22
     16.1    Further Assurances..............................................    22
     16.2    Lessor's Performance of Lessee's Obligations....................    22
     16.3    No Implied Waivers; Rights Cumulative...........................    22

SECTION 17.  CONFIDENTIALITY.................................................    22

SECTION 18.  GOVERNING LAW AND JURISDICTION..................................    22
     18.1    New York Law....................................................    22
     18.2    Nonexclusive Jurisdiction in New York...........................    22
     18.3    Service of Process; Process Agent...............................    22

SECTION 19.  MISCELLANEOUS...................................................    22
     19.1    Amendments......................................................    22
     19.2    Severability....................................................    22
     19.3    Counterparts....................................................    22
     19.4    Chattel Paper...................................................    22
     19.5    Time of the Essence.............................................    22
     19.6    Notices.........................................................    22
     19.7    Documentation Costs.............................................    22
     19.8    [Intentionally Omitted].........................................    22
     19.9    Entire Agreement................................................    22


SCHEDULES AND EXHIBITS

Schedule 1               Definitions
Schedule 2               Operational Matters
Annex 1 to Schedule 2    Return Conditions
Schedule 3               Delivery Conditions
Schedule 4               Notice and Account Information
Schedule 5               Tax Matters
Schedule 6               Lessor's Conditions Precedent
Schedule 7               Lessee's Conditions Precedent
Schedule 8               List of Permitted Sublessees
Exhibit A                Acceptance Certificate
Exhibit B                Form of Certificate of Insurance
Exhibit C                Form of Insurance Broker's Letter

                                                                        PAGE iii

Exhibit D                Aircraft Status Report
Exhibit E                Letter of Credit
Exhibit F                Guarantee

                                                                         PAGE iv

                                LEASE AGREEMENT
                                  (MSN 30271)

     LEASE AGREEMENT (MSN 30271), dated as of January 5, 2001 (this "Lease Agreement"), between BELLEVUE COASTAL LEASING LLC, a Washington limited liability company ("Lessor"), and MIDWAY AIRLINES CORPORATION, a Delaware corporation ("Lessee").

                                   RECITAL:

     Lessee desires, upon the terms and conditions hereof, to lease the Aircraft (this and all other capitalized terms used herein shall have the respective meanings, and shall be interpreted and construed in the manner, set forth in
Schedule 1) from Lessor, and Lessor is willing, upon the terms and conditions hereof, to lease the Aircraft to Lessee.

                                  AGREEMENT:

     In consideration of the foregoing premise, and for other good and valuable consideration the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS; CONSTRUCTION AND INTERPRETATION

     The capitalized terms used in this Lease Agreement shall have the respective meanings ascribed thereto in Part I of Schedule 1. The rules of construction and interpretation for this Lease Agreement, and each other Operative Document, are set forth in Part II of Schedule 1.

SECTION 2. LEASE OF AIRCRAFT

     2.1   Agreement to Lease

     Lessor hereby agrees to deliver the Aircraft to Lessee at the Delivery Location and to lease the Aircraft to Lessee, and Lessee hereby agrees to accept the Aircraft at the Delivery Location and to lease the Aircraft from Lessor, in each case, on the Scheduled Delivery Date and in the condition specified in
Schedule 3, subject to the terms and conditions of the Operative Documents. Lessor and Lessee shall execute and deliver the Acceptance Certificate on the Delivery Date.

     2.2   Inspections

          2.2.1  Inspection Process

     Lessor shall cause Airframe Manufacturer to permit Lessee to participate in the final inspections and the test flight procedures under the Airframe Manufacturer Purchase Agreement, provided that Lessee shall have no right to direct Airframe Manufacturer and shall not interfere with the manufacturing process of the Aircraft in any way. Lessee shall participate in such inspections and test flight and shall give Lessor prompt notice of any potential discrepancies from the condition of the Aircraft as described in Schedule 3. Lessor shall procure that Airframe Manufacturer permit up to three of Lessee's personnel to observe such test flight.

          2.2.2  Discrepancies

     Lessor shall consult and cooperate with Lessee in connection with the correction by the Airframe Manufacturer of any discrepancies from the condition of the Aircraft as described in Schedule 3. Any such discrepancies which are identified in writing to Lessor by Lessee on or prior to the Delivery Date, and which are not corrected by Lessor or Airframe Manufacturer on or prior to the Delivery Date shall, at Lessor's option, be (a) corrected by Lessee or its designee and Lessor shall reimburse Lessee at 100% of Lessee's reasonable actual cost for such correction, payable on demand, or (b) corrected by Airframe Manufacturer or its designee within a reasonable time period after the Delivery Date as agreed by Lessor and Lessee. Any such claim for reimbursement shall be Lessee's sole remedy for noncompliance, and Lessee shall not have the right to refuse acceptance of the Aircraft because of such discrepancies.

     2.3 Changes in Delivery Date; Limitation of Lessor's Obligation to Deliver Aircraft

     If on the Scheduled Delivery Date (1) Lessor has not acquired the Aircraft from Airframe Manufacturer for any reason whatsoever or (2) any of the conditions precedent specified in Schedules 6 or 7 has not been met or waived in accordance with such schedules, the delivery of the Aircraft under this Lease Agreement shall be delayed beyond the Scheduled Delivery Date and Lessee shall accept delivery of the Aircraft on the first Business Day after such Scheduled Delivery Date on which Lessor has acquired the Aircraft from Airframe Manufacturer and has possession of the Aircraft at the Delivery Location and all of such conditions precedent have been so satisfied or waived. Notwithstanding the foregoing, if delivery of the Aircraft under this Lease Agreement is delayed beyond the Commitment Termination Date, then either party hereto (so long as such party is not in default hereunder) may, by written notice to the other, terminate this Lease Agreement and each other Operative Document, whereupon neither Lessor nor Lessee shall have any further obligation to the other hereunder or thereunder, except as otherwise expressly provided herein or therein and except that Lessor shall be obligated to return the Security Deposit and/or the Letter of Credit and any amounts of Basic Rent paid by Lessee prior to such termination. In the event of any such delay or any eventual termination of this Lease Agreement, neither Lessor nor Lessee shall be responsible for any losses, including loss of profit, costs or expenses arising therefrom suffered or incurred by the other.

     Notwithstanding the foregoing, (y) if such delay or failure is caused by a Default, except as provided below, Lessor shall have all the rights and remedies against Lessee described in Section 13, including the right to collect damages for Expenses including amounts payable by Lessor or any Affiliate thereof to Airframe Manufacturer under the

Airframe Manufacturer Purchase Agreement in connection with any such delay or failure, and Lessor shall not be obligated to return the Security Deposit or the Letter of Credit or any amounts of Basic Rent paid by Lessee; provided, that if any such Default is caused by Lessee's inability to make the representations set forth in Sections 5.2(4) and (5), Lessor shall have the right, at its option, to terminate the Operative Documents, and, in lieu of Lessor's right to exercise its rights under Section 13, Lessee shall on demand pay and indemnify Lessor for Termination Costs; and (z) if Lessor shall delay or fail to deliver the Aircraft in breach of its obligations under the Operative Documents, Lessee shall have all rights provided by Law arising out of such breach, including the right to terminate the Operative Documents at any time on or after the date 10 days after the date the Aircraft has been properly tendered by Airframe Manufacturer for delivery under the Airframe Manufacturer Purchase Agreement.

SECTION 3. LEASE TERM; RENT; PAYMENTS

     3.1  Basic Lease Term

     Lessee shall lease the Aircraft hereunder for the Basic Lease Term, which shall commence on the Delivery Date and, unless this Lease Agreement is terminated earlier pursuant to the provisions of any Operative Document, shall end on the Basic Lease Term Termination Date, provided that if the scheduled last day of the Basic Lease Term shall not be a Business Day, then the Basic Lease Term shall expire on the next preceding Business Day.

     3.2  [Intentionally Omitted]

     3.3  Basic Rent

     (1) Lessee shall pay rent for the Aircraft in installments on each Basic Rent Payment Date equal to the Basic Rent Amount, in advance in immediately available Dollars.

     (2) Five Business Days prior to the Delivery Date (the "Basic Rent Adjustment Date"), the Basic Rent Amount shall be adjusted as follows:

          (a) If, on the Basic Rent Adjustment Date, the Cost of Funds--Actual is not equal to the Cost of Funds--Assumed, then the Basic Rent Amount shall be adjusted as provided under "Cost of Funds--Adjustment Factor" in Section 1 of
Schedule 1.

          (b) The Basic Rent Amount, as adjusted pursuant to the preceding clause (a), shall be further adjusted by multiplying such adjusted Basic Rent Amount by the Escalation Factor.

     Lessor shall notify Lessee of such adjustments and shall deliver to Lessee such written confirmation from Airframe Manufacturer and/or Engine Manufacturer as shall be provided to Lessor with respect to the calculation of the "Escalation Factor."

     3.4  Supplemental Rent

     Lessee shall pay promptly to Lessor, or to whosoever shall be entitled thereto, any and all Supplemental Rent when and as the same shall become due and owing. Lessee also shall pay to Lessor, or to whosoever shall be entitled thereto, on demand, as Supplemental Rent interest at the Past Due Rate on any Rent not paid when due for any period for which the same shall remain unpaid. All such interest shall be compounded monthly and calculated on the basis of the actual number of days elapsed in the month, assuming a 30-day month and a 360-day year.

     3.5  Payments in General

        3.5.1  Timing and Place of Payment

     All payments of Rent shall be made directly by Lessee in Dollars by wire transfer of immediately available funds on the required date of payment, for receipt before 12:00 noon, New York time, on such date and with value on such date, to the account for Lessor specified in Schedule 4, or to such other account as Lessor shall otherwise direct by prior notice to Lessee.

        3.5.2  Business Day Convention

     If the due date for any payment of Rent is not a Business Day, then such payment shall be made on the Business Day next succeeding such due date with the same force and effect as if made on such due date and without adjustment in the amount due.

        3.5.3  Payments to Lessee

     Any amount referred to in any Operative Document (including Section 2 of Schedule 2 to this Agreement) which is payable to or retainable by Lessee thereunder shall not be paid to or retained by Lessee if at the time of such payment or retention a Relevant Default or an Event of Default shall have occurred and be continuing, but instead such amount shall be held by or paid over to Lessor, as security for the obligations of Lessee under the Operative Documents to be held and applied pursuant to Section 13 and applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Relevant Default or Event of Default, such amount shall be paid to Lessee to the extent not applied in accordance with the preceding sentence. Subject to the foregoing, any amounts owing by Lessor to Lessee under any Operative Document shall be paid by wire transfer of immediately available Dollars to Lessee's account specified in Schedule 4, or to such other account as Lessee shall specify in writing to Lessor in advance of the date such payment is required.

SECTION 4.  SECURITY DEPOSIT; LETTER OF CREDIT

     4.1    Payment of the Security Deposit

     Lessor acknowledges that the Security Deposit Installment--1 has been paid. At least five days prior to the Scheduled Delivery Date, Lessee shall pay to Lessor, by wire transfer of immediately available Dollars to the account of Lessor specified in Schedule 4, unless Lessee shall have exercised its option to provide to Lessor a Letter of Credit pursuant to Section 4.4, the Security Deposit Installment--2. All such amounts, as held by Lessor or Security Agent from time to time, are referred to in the Operative Documents as the "Security Deposit."

     4.2    Lessor's Interest in Security Deposit

     The Security Deposit shall secure the timely payment and performance by Lessee of the Secured Obligations. Lessee hereby grants, assigns and pledges to Lessor a first-priority security interest in the Security Deposit to secure such payment and such performance and Lessee agrees not to grant, assign or pledge to any other Person any right, title or interest in or to the Security Deposit. If an Event of Default shall occur and be continuing, then in addition to any other rights Lessor may have under applicable Law or under any other Operative Document, Lessor may at any time as an agreed remedy apply or retain all or any portion of the Security Deposit in full or partial payment for amounts constituting or corresponding to any Secured Obligations. If Lessor applies or retains all or a portion of the Security Deposit, Lessee shall pay to Lessor an amount sufficient to restore the Security Deposit to its required total sum.

     4.3    Return of Security Deposit

     That portion of the Security Deposit that has not previously been applied or retained as provided for in any Operative Document, shall be returned to Lessee, with interest (as provided below), 15 days after and excluding the date upon which the Aircraft is returned to Lessor in accordance with this Lease Agreement, but only if no Event of Default has occurred and is then continuing. Interest shall accrue on the amount of the Security Deposit held by Lessor at three-month LIBOR minus 50 basis points (determined on the first Business Day of each calendar quarter by Lessor by reference to the "Money Rates" section of that day's edition of The Wall Street Journal).

     4.4    Substitution of Letter of Credit

     (1) On or before the Delivery Date, Lessee shall have the one-time option to substitute for the Security Deposit a letter of credit (the "Letter of Credit"), in respect of all of the Secured Obligations, with a stated amount equal the sum of Security Deposit Installment--1 and Security Deposit Installment--2. Upon any such substitution in accordance with the terms hereof, Lessor shall return to Lessee the Security Deposit then held by Lessor together with interest thereon, calculated as provided in Section 4.3. The Letter of Credit shall be in the form of Exhibit E, shall be issued or confirmed by a bank in the U.S. which has a minimum senior, unsecured long-term debt rating of A3 (Moody's) and A-

(Standard & Poor's) and shall remain in full force and effect (including by renewal) until the Letter of Credit Validity Date. If the expiry date of the Letter of Credit is due to occur prior to the Letter of Credit Validity Date and if the issuing or confirming bank does not renew the Letter of Credit at least 30 days prior to such expiry date, and if such Letter of Credit is not replaced at least 30 days prior to such expiry date by a new Letter of Credit which otherwise meets the requirements of this Section 4.4 and which is valid for at least a one year period (or, if less, until the Letter of Credit Validity Date), then Lessor shall be entitled to immediately draw the full amount of the Letter of Credit and to hold or apply the amount so drawn in accordance with the terms of this Lease Agreement.

     (2) In the event that at any time prior to the Letter of Credit Validity Date the bank issuing or confirming the Letter of Credit no longer maintains a minimum senior, unsecured long-term debt rating of A3 (Moody's) and A- (Standard & Poor's), Lessee shall within 30 days of demand therefor by Lessor provide Lessor with a replacement "Letter of Credit" issued or confirmed, as the case may be, by a bank in the U.S. which has a minimum senior, unsecured long-term debt rating of A3 (Moody's) and A- (Standard & Poor's) and otherwise meeting the terms of this Lease Agreement.

     (3) If for any reason Lessor is paid under the Letter of Credit, then (a) upon the occurrence of an Event of Default Lessor may at any time as an agreed remedy apply or retain all or any portion of the amounts so paid in full or partial payment for amounts then due constituting or corresponding to the Secured Obligations and/or may retain all or any portion of the amounts so paid as security for the performance of the Secured Obligations (and Lessee hereby grants Lessor a first-priority security interest in all Lessee's rights to such amounts) and any interest earned on the amounts so drawn shall be for Lessor's sole account, and (b) if any such amounts are applied in satisfaction of any Secured Obligations, Lessee shall promptly cause an additional "Letter of Credit" to be issued so that the Lessor shall at all times have the benefit of a Letter of Credit for the full Security Deposit required under this Section 4.

     4.5    Return of Letter of Credit

     The Letter of Credit, unless drawn by Lessor, shall be returned to Lessee 15 days after and excluding the date upon which the Aircraft is returned to Lessor in accordance with this Agreement, but only if no Event of Default has occurred and is then continuing.

SECTION 5.  REPRESENTATIONS AND WARRANTIES

     5.1    Disclaimer; Lessor's Representations and Warranties

          5.1.1  Disclaimer

     EFFECTIVE UPON ACCEPTANCE OF THE AIRCRAFT BY LESSEE, WHICH SHALL BE EVIDENCED BY LESSEE'S EXECUTION AND DELIVERY OF THE ACCEPTANCE CERTIFICATE, THE AIRCRAFT SHALL BE LEASED UNDER THIS LEASE AGREEMENT "AS-IS, WHERE-IS, WITH ALL FAULTS" (LESSEE HEREBY CONFIRMING THAT IT HAS BEEN ADVISED OF AND FULLY UNDERSTANDS THE

LEGAL IMPORT AND IMPLICATIONS OF SUCH PHRASE AND THE PROVISIONS OF THIS SECTION
5.1 AND THAT SUCH IS APPROPRIATE IN A TRANSACTION OF THIS KIND) AND LESSEE AGREES, ACKNOWLEDGES AND ACCEPTS THAT NO INDEMNIFIED PARTY OR TAX INDEMNITEE MAKES ANY WARRANTY OR REPRESENTATION WHATSOEVER CONCERNING THE AIRCRAFT. EFFECTIVE UPON ACCEPTANCE OF THE AIRCRAFT BY LESSEE, WHICH SHALL BE EVIDENCED BY LESSEE'S EXECUTION AND DELIVERY OF THE ACCEPTANCE CERTIFICATE, LESSEE, FOR THE BENEFIT OF EACH INDEMNIFIED PARTY AND TAX INDEMNITEE, HEREBY WAIVES, RELEASES AND RENOUNCES ALL WARRANTIES, REPRESENTATIONS AND OTHER INDEMNITIES, GUARANTIES, OBLIGATIONS AND LIABILITIES OF ANY INDEMNIFIED PARTY AND TAX INDEMNITEE AND ANY RIGHTS, CLAIMS AND REMEDIES OF LESSEE, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, IN EACH CASE, WITH RESPECT TO THE AIRCRAFT, ANY ENGINE, ANY PART, ANY AIRCRAFT DOCUMENTATION OR ANY OTHER THING DELIVERED, LEASED, SOLD OR TRANSFERRED UNDER ANY OPERATIVE DOCUMENT, INCLUDING:

     (1) ANY WARRANTY AS TO THE AIRWORTHINESS, VALUE, CONDITION, DESIGN OR OPERATION THEREOF, OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE ABSENCE OF ANY DEFECT THEREIN.

     (2) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE.

     (3)  ANY EXPRESS OR IMPLIED WARRANTY AS TO TITLE.

     (4) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

     (5) ANY OBLIGATION OR LIABILITY WITH RESPECT TO ANY ACTUAL OR ALLEGED PATENT OR OTHER INTELLECTUAL PROPERTY INFRINGEMENT.

     (6) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT IN STRICT OR ABSOLUTE LIABILITY OR ARISING FROM THE NEGLIGENCE OF ANY INDEMNIFIED PARTY OR TAX INDEMNITEE, ACTUAL OR IMPUTED, ACTIVE OR PASSIVE.

     (7) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO THE AIRCRAFT, ANY ENGINE, ANY PART, ANY AIRCRAFT DOCUMENTATION OR ANY OTHER THING, FOR ANY LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

     FOR THE AVOIDANCE OF DOUBT, THE FOREGOING SHALL NOT AFFECT OR LESSEN IN ANY WAY LESSEE'S RIGHTS AGAINST AIRFRAME

MANUFACTURER, ENGINE MANUFACTURER OR THE MANUFACTURER OF ANY PART UNDER ANY ASSIGNMENT BY LESSOR TO LESSEE OF THE WARRANTY AND/OR CUSTOMER SUPPORT PROVISIONS OF THE AIRFRAME MANUFACTURER PURCHASE AGREEMENT OR OTHERWISE, INCLUDING THE RIGHT TO HAVE ANY DISCREPANCIES CORRECTED AS PROVIDED IN SECTION 2.2.2.

     TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE BY ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY ANY OTHER STATUTE OR OTHERWISE THAT MAY LIMIT OR MODIFY LESSOR'S RIGHTS AS DESCRIBED IN THIS LEASE AGREEMENT.

     SUBJECT ONLY TO LESSEE'S RIGHTS SET FORTH IN SECTION 2.2.2, DELIVERY BY LESSEE TO LESSOR OF THE ACCEPTANCE CERTIFICATE WILL BE CONCLUSIVE PROOF AS BETWEEN LESSOR AND LESSEE (BUT WITHOUT PREJUDICE TO ANY CLAIMS LESSOR OR LESSEE MAY HAVE AGAINST THE AIRFRAME MANUFACTURER, ENGINE MANUFACTURER OR ANY VENDOR WITH RESPECT TO THE AIRCRAFT) THAT LESSEE HAS EXAMINED AND INVESTIGATED THE AIRCRAFT, THAT THE AIRCRAFT AND THE AIRCRAFT DOCUMENTATION ARE SATISFACTORY TO LESSEE AND THAT LESSEE HAS IRREVOCABLY AND UNCONDITIONALLY ACCEPTED THE AIRCRAFT FOR LEASE HEREUNDER WITHOUT ANY RESERVATIONS WHATSOEVER.

          5.1.2  Lessor's Representations and Warranties

     In order to induce Lessee to enter into each Operative Document and to lease the Aircraft from Lessor, Lessor hereby represents and warrants to Lessee that it (1) is a limited liability company duly organized under the laws of the Lessor Jurisdiction and is a Citizen of the United States and (2) has the corporate power and authority to enter into and perform its obligations under each Operative Document. The execution, delivery and performance by Lessor of its obligations under each Operative Document to which it is a party have been duly authorized by all necessary corporate action on the part of Lessor. The Operative Documents each have been (as and when delivered by Lessor) duly executed and delivered by Lessor and each constitutes the legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms.

     5.2  Lessee's Representations and Warranties

     In order to induce Lessor to enter into each Operative Document and to lease the Aircraft to Lessee, Lessee hereby represents and warrants to Lessor as of the date hereof and as of the Delivery Date (it being acknowledged that Lessor's rights and remedies arising from any inability of Lessee to make the representations set forth in Sections 5.2(4) and (5) as of the Delivery Date shall be as described in Section 2.3) that:

     (1)  Lessee (a) is a company duly organized under the laws of Delaware and
(b) has the corporate power and authority to own or hold under lease its properties wherever located or used and to enter into and perform its obligations hereunder and under each other Operative Document. The execution, delivery and performance by Lessee of its obligations under each Operative Document to which it is a party have been duly authorized by all necessary corporate action on the part of Lessee. The Operative Documents each have been (as and when delivered by Lessee) duly executed and delivered by Lessee and each constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms.

     (2) Lessee holds all Authorizations necessary to permit (a) Lessee to engage in air transport and to carry on scheduled passenger service, in each case as presently conducted, (b) Lessee's execution and delivery of each Operative Document and Lessee's performance of its obligations thereunder and
(c) Lessee to operate the Aircraft in compliance with applicable Law, except for any such Authorizations as to which the failure to hold the same would not have a Material Adverse Effect and would not involve any material danger of the sale, forfeiture, seizure or grounding of any portion of the Aircraft or of any criminal or material civil liability of Lessor.

     (3) Neither the execution and delivery of any Operative Document by Lessee nor the performance by Lessee of its obligations thereunder contravenes any of the provisions of Lessee's charter documents or any Law applicable to Lessee or to the Aircraft.

     (4) There has been no change in the financial condition or operations of Lessee since September 30, 2000 that would have a Material Adverse Effect.

     (5) There are no pending or, to Lessee's knowledge, threatened actions or proceedings before any court or administrative agency (a) in respect of this Lease Agreement or any other Operative Document or the Aircraft or the performance by Lessee of its obligations hereunder or under any other Operative Document or (b) which could reasonably be expected to have a Material Adverse Effect upon the ability of Lessee to perform its obligations under the Operative Documents.

     (6)  Except for the registrations, recordations and filings described in
Section 7, each of which will be duly made and effected by Lessee on or prior to the Delivery Date, no further action, including the registration, recordation or filing of any instrument or document is necessary under the Laws of the Lessee Jurisdiction, or any jurisdiction in which the Aircraft will be operated by Lessee (a) in order for this Lease Agreement to constitute a valid and enforceable lease of record relating to the Aircraft, (b) to authorize or permit Lessee to perform its obligations hereunder or under each other Operative Document or (c) fully to protect, establish, perfect and preserve Lessor's title to, and Lessor's rights and interests in, the Aircraft and the Operative Documents as against Lessee and any other Person.

     (7) The annual financial report of Lessee for the period ended December 31, 1999, and the quarterly financial report of Lessee for the period ended September 30, 2000, in each case, a copy of which has been furnished to Lessor, fairly presents the financial condition of Lessee as at such date and the results of operations of Lessee for the period ended on such date, all in accordance with Applicable Accounting Principles, consistently applied.

     5.3    No Prejudice

     The rights and remedies of Lessor in relation to any misrepresentation or breach of warranty on the part of Lessee shall not be prejudiced by any investigation by or on behalf of Lessor into the affairs of Lessee, by the performance of any Operative Document or by any other act or thing which may be done or omitted to be done by Lessor under any Operative Document or any related document and which would or might, but for this provision, prejudice such rights and remedies.

SECTION 6.  GENERAL COVENANTS

     6.1    Lessor's Covenants

     In order to induce Lessee to enter into each Operative Document and to lease the Aircraft from Lessor:

          6.1.1  Quiet Enjoyment

     Lessor hereby covenants to Lessee that so long as no Event of Default shall have occurred and be continuing and except as may be expressly provided in any Operative Document, neither Lessor nor any Person claiming by or through Lessor (including any Financing Party) shall violate Lessee's quiet enjoyment of the use, operation and possession of the Aircraft.

          6.1.2  No Claims by Lessor

     For the benefit of each lessor of an airframe or engine leased to Lessee, each seller of an airframe or engine purchased by Lessee subject to a conditional sale and each holder of a security interest in an airframe or engine owned by Lessee under a security agreement, Lessor hereby covenants that it shall not acquire, claim or exercise, as against such lessor, seller or security interest holder, any right, title or interest in any engine covered by any such lease, conditional sale or security agreement, as a result of such engine being installed on the Airframe, provided that such agreement of Lessor shall not be for the benefit of any lessor, seller or security interest holder of any such airframe, unless such lessor, seller or security interest holder has expressly agreed (which agreement may be contained in such lease, conditional sale agreement or security agreement) that neither it nor its successors or assigns will acquire, claim or exercise, as against Lessor, any right, title or interest in an Engine as a result of such Engine's being installed on such airframe.

          6.1.3  Citizenship

     Lessor hereby covenants that it shall continue to be a Citizen of the United States for the duration of the Lease Term and/or shall execute and record with the Aviation Authority all such documents and instruments as may be necessary or appropriate in order to preserve without interruption the registration of the Aircraft in the name of a Citizen of the United States.

     6.2  Lessee's Covenants

     Lessee covenants and agrees with Lessor, at Lessee's sole cost and expense, that:

          6.2.1  Continuing Business

     Lessee shall not temporarily or permanently discontinue its business as a commercial passenger or cargo air carrier nor voluntarily suspend all or substantially all of its commercial airline operations.

          6.2.2  Merger

     Lessee shall not enter into a Merger with any other Person, unless:

     (1) The surviving entity, or the entity which acquires the assets of Lessee (such entity, the "Successor") shall (a) be a Citizen of the United States, (b) execute and deliver to Lessor an assumption agreement satisfactory to Lessor and shall reissue or reproduce, with such amendments as Lessor shall request, the documents required under Schedule 6 and (c) shall deliver such officer's certificates, opinions of counsel and other documents as Lessor shall reasonably request in order to evidence compliance with this Section (including an opinion that such assumption agreement is binding and enforceable against the Successor) and

     (2) Immediately prior to and after giving effect to such Merger, neither a Relevant Default nor an Event of Default shall have occurred and be continuing.

     Upon any Merger in accordance with the foregoing, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under this Lease Agreement and the other Operative Documents with the same effect as if such Successor or such Person had been named as Lessee herein and therein. No Merger shall have the effect of releasing Lessee from its liability under any Operative Document. Nothing contained herein shall permit any lease, sublease or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of this Lease Agreement.

          6.2.3  Reporting Requirements

     Lessee shall furnish to Lessor:

     (1) On the tenth day of each calendar month during the Lease Term, a completed and duly executed Aircraft Status Report substantially in the form of Exhibit D.

     (2) Within 60 days after the close of each fiscal quarter of Lessee (other than the last fiscal quarter in each fiscal year of Lessee), if requested by Lessor, copies of unaudited (consolidated, if prepared) financial statements (including a balance sheet, statement of cash flows and a profit and loss statement) prepared in Dollars in accordance with Applicable Accounting Principles.

     (3) Within 120 days after the close of each fiscal year of Lessee, if requested by Lessor, copies of audited consolidated financial statements (including a balance sheet, statement of cash flows and a profit and loss statement) prepared in Dollars in accordance with Applicable Accounting Principles, all in reasonable detail and setting forth in comparative form the respective figures as of the end of and for the preceding fiscal year as certified by Lessee's independent public accountants, including their certificate and accompanying comments.

     (4) Notice of (a) [intentionally omitted], (b) the occurrence of an Event of Default, immediately after a Responsible Officer of Lessee obtains knowledge thereof, and (c) the occurrence of any loss or damage (whether or not constituting an Event of Loss) of or to the Aircraft or any part thereof for which the cost of correction or repairs may reasonably be expected to exceed the Damage Notice Threshold, promptly upon the occurrence thereof.

     (5) Such other information respecting the business and properties, operations or condition (financial or otherwise) of Lessee, or the location, condition, use and operation of the Aircraft, as Lessor may from time to time reasonably request, including copies of all regular, periodic and special reports, that Lessee makes available for review by the public. In addition, Lessee shall promptly on request furnish or cause to be furnished to Lessor such information as may be required to enable Lessor to file on a timely basis any reports required to be filed by Lessor with any Government Entity because of Lessor's rights, title and interests in and to the Aircraft or under any Operative Document.

          6.2.4  Liens

     (1) Lessee shall not directly or indirectly create, incur, assume or suffer to exist, or agree to create or assume, any Lien on or with respect to the Aircraft, any Engine or any Part or any Operative Document, or in any right, title or interest in any of the foregoing, except (a) the rights of Lessor and Lessee provided in the Operative Documents, (b) Lessor Liens, (c) the rights of others under agreements or arrangements to the extent permitted by the terms of Sections 6.1.2 and 8 and Section 1.4.6 of Schedule 2, (d) Liens for Taxes of Lessee arising in the ordinary course of business either not yet due or being contested in good faith by appropriate proceedings so long as such contest does not involve any material danger of the sale, forfeiture, seizure or grounding of any portion of the Aircraft or of any criminal or material civil liability of Lessor, (e) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising by operation of Law in the ordinary course of Lessee's business, securing obligations that are not yet due, (f) Liens arising out of judgments or awards against Lessee so long as (i) a stay of execution is in effect and (ii) such Lien does not involve a material risk of the sale, forfeiture or loss of (including loss of use) the Airframe or any Engine or an interest therein, and (g) any Lien which has been adequately bonded in the reasonable opinion of Lessor.

     (2) Lessee will promptly, at its own expense, take, or cause to be taken, such actions as may be necessary to discharge any Lien (other than Permitted Liens) that may at any time arise, exist or be levied upon any part of the Aircraft or in any Operative Document, or in any right, title or interest whatsoever in any of the foregoing.

          6.2.5  Section 1110

     Lessee acknowledges that Lessor would not have entered into this Lease Agreement unless it had available to it the benefits accorded a lessor under
Section 1110 of Title 11 of the United States Code. To the extent permitted by applicable law, Lessee covenants and agrees with Lessor that to better ensure the availability of such benefits Lessee shall support any motion, petition or application filed by Lessor with any bankruptcy court having jurisdiction over Lessee whereby Lessor seeks recovery of possession of the Aircraft under such
Section 1110, and shall not in any way oppose such action by Lessor unless Lessee shall have complied with the requirements of such Section 1110 to be fulfilled in order for Lessee to be entitled to continued use and possession of the Aircraft hereunder. If such Section 1110 is amended, or if it is repealed and another statute is enacted in its place, such event shall not constitute a Default or an Event of Default; provided, however, that Lessor and Lessee agree to amend this Lease Agreement and take such other action not inconsistent with this Lease Agreement as Lessor reasonably deems necessary so as to afford Lessor the rights and benefits that such amended or substituted statute confers upon owners and lessors of aircraft similarly situated to Lessor; provided further, that Lessee shall be so obligated only to the extent that the taking of any such action does not result in Lessee having obligations hereunder materially more onerous on it than its obligations hereunder as of the date hereof.

          6.2.6  Authorization and Compliance

     Lessee shall obtain and hold all Authorizations necessary to permit (a) Lessee to engage in air transport and to carry on scheduled passenger service,
(b) Lessee's performance of its obligations under each Operative Document and
(c) Lessee to operate the Aircraft in compliance with applicable Law, except for any such Authorizations as to which the failure to hold the same would not have a Material Adverse Effect and would not involve any material danger of the sale, forfeiture, or loss (including loss of use) of any portion of the Aircraft or of any criminal or material civil liability of Lessor. Lessee's performance of its obligations under the Operative Documents shall not contravene any provision of Lessee's charter documents or any Law applicable to Lessee or to the Aircraft.

SECTION 7.  TITLE; REGISTRATION AND FILINGS; ETC.

     7.1    Title to the Aircraft

     Lessee acknowledges that title to the Aircraft shall at all times be and remain solely and exclusively vested in Lessor and that the Operative Documents constitute for all purposes, including tax purposes, an agreement to lease the Aircraft to Lessee and, accordingly, Lessee shall have no right, title or interest in the Aircraft except the right to use the Aircraft during the Lease Term as provided herein. Lessee will not at any time represent or hold out Lessor or any Financing Party as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation of the Aircraft or, except as expressly provided herein, attempt, or hold itself out as having any power, to sell, charge, lease or otherwise dispose of or encumber the Aircraft, the Engines or any Part.

     7.2    Registration, Recordation, Filings, Etc.

          7.2.1  Register Aircraft

     Upon delivery of the Aircraft pursuant to Section 2, Lessor shall, at Lessor's expense, procure that the Aircraft is duly registered with the Aviation Authority.

          7.2.2  Recordation of Lease

     Upon delivery of the Aircraft pursuant to Section 2, Lessor shall, at Lessee's expense, cause the recordation of this Lease Agreement and the Acceptance Certificate with the Aviation Authority.

          7.2.3  Other Registration, Recordation and Filing

     Lessee shall, at Lessee's expense (except with respect to the Financing Security Documents, then at Lessor's expense) (such expense, whether for Lessor's or Lessee's account, to include all reasonable out-of-pocket and legal expense of both parties), take, or cause to be taken, such action as may be reasonably requested by Lessor with respect to the registration, recording, filing, reregistering, rerecording and refiling of any Operative Document, any Financing Security Document, financing statement or other documents or instruments as necessary or advisable under the Laws of the State of Registration, the Lessee Jurisdiction or any jurisdiction in which the Aircraft will be operated by Lessee, or under any international treaty, convention or protocol, fully to protect, establish, perfect and preserve Lessor's title to, and Lessor's and each Financing Party's rights and interests in, the Aircraft and the other Operative Documents as against Lessee and any other Person.

SECTION 8.  POSSESSION

     Lessee shall not, without the prior written consent of Lessor, in any manner deliver, transfer or relinquish possession of the Aircraft, Airframe or an Engine or any Part, or install an Engine, or permit any such Engine to be installed, on an airframe other than the Airframe covered hereby, provided that so long as (1) in the case of Sections 8.1 and 8.4, no Default shall have occurred and be continuing and, in the case of Sections 8.2 and 8.3, no Event of Default shall have occurred and be continuing,
(2) all applicable approvals, if any, of the Aviation Authority and any other Government Entity having jurisdiction shall have been obtained, and (3) the insurance provisions of Section 11 shall have been complied with, then:

     8.1  Wet Lease

     Lessee may operate the Aircraft for the benefit of a third party under a "wet lease" arrangement, pursuant to which the Aircraft shall at all times (a) remain in the sole and direct possession, dominion and control of Lessee, (b) maintain its registration in the State of Registration without any amendment or modification as a consequence of such arrangement, (c) be operated solely and directly by regular employees of Lessee, and (d) be maintained, insured and otherwise operated by Lessee in accordance with the requirements of each Operative Document; provided, however, that each such wet lease arrangement permitted under this Section 8.1 shall be made only (i) pursuant to a written agreement which shall provide that such agreement is expressly subject and subordinate to this Lease Agreement, (ii) upon prior written notice to Lessor,
(iii) if such wet lease arrangement does not extend beyond the Lease Term and
(iv) if such wet lease arrangement shall have a term that may extend (including any renewals or extensions, and aggregating any other such arrangements between the same parties) beyond 30 days, upon Lessee having obtained Lessor's prior written consent.

     8.2  Maintenance, Etc.

     Without the prior consent of Lessor, Lessee may deliver or cause to be delivered possession of the Airframe or an Engine or any Part to the manufacturer thereof or to any Agreed Maintenance Performer for testing, service, repair, maintenance or overhaul work or for alterations, modifications or additions to the extent required or permitted by the terms hereof.

     8.3  Installation of Engines on Other Airframes

     Without the prior consent of Lessor, Lessee may install an Engine on any Airframe Manufacturer model 737-700 airframe (other than the Airframe) owned or leased by Lessee or subject to a conditional sales agreement where Lessee is the conditional vendee if (1) such airframe is free and clear of all Liens except
(a) the rights of the parties to any security agreement, lease or conditional sale agreement covering such airframe, (b) Permitted Liens and (c) Liens that would not apply to such Engine and (2) Lessee shall have obtained from any security interest holder, lessor or conditional seller of such airframe a written agreement (which may be the security agreement, lease or conditional sale agreement), whereby such security interest holder, lessor or conditional seller expressly agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine's being installed on such airframe at any time while such Engine is owned by Lessor.

     The rights of any Person who receives possession of the Aircraft, Airframe, any Engine or any Part shall be subject and subordinate to all the terms of each Operative Document, including the covenants contained in this Section 8 and in
Section 11 and the rights of Lessor to repossession pursuant to Section 13 and to avoid any transfer of possession by Lessee. No relinquishment or transfer of possession of the Aircraft, Airframe, any Engine or any Part, shall in any way release, discharge or otherwise limit or diminish any of Lessee's obligations to Lessor or any Financing Party (it being agreed that notwithstanding any such transfer or relinquishment of possession, Lessee shall continue to be primarily liable and responsible for performance of all of its obligations under each Operative Document), or constitute a waiver of Lessor's or any Financing Party's rights or remedies hereunder or affect the registration of the Aircraft.

     8.4  Sublease

     Lessee may sublease the Aircraft to a Permitted Sublessee pursuant to a Permitted Sublease which complies with the following terms and conditions:

     (1) At least 30 days prior to entering into any Permitted Sublease, Lessee shall give Lessor written notice, specifying the identity of the Permitted Sublessee, the term of the Permitted Sublease and the delivery date under the Permitted Sublease;

     (2) The term of the Permitted Sublease shall not be capable of extending beyond one month before the expiration of the Lease Term;

     (3)  A Permitted Sublease shall:

          (a) not contain provisions inconsistent with the provisions of this Lease Agreement (but may impose additional or more stringent obligations on any Permitted Sublessee than are imposed on Lessee under this Lease Agreement);

          (b) provide that no further subleases of the Aircraft by such Permitted Sublessee are permitted; and

          (c) include provisions for the registration, maintenance, operation, possession, inspection and insurance of the Aircraft that are substantially identical to, or have substantially the same effect as, or (from a lessor's perspective) are more favorable than, the applicable provisions of Sections 6.2.4, 7, 8 and 11 and Schedule 2, including, without limitation, a prohibition on reregistration of the Aircraft;

     (4) The Permitted Sublease shall provide that (a) the Permitted Sublease is subject and subordinate to this Lease Agreement in all respects and the rights of the Permitted Sublessee under the Permitted Sublease are subject and subordinate in all respects to the rights of Lessor under this Lease Agreement; and (b) prior to delivery of the Aircraft to the Permitted Sublessee (as a condition precedent thereof), the Permitted Sublessee shall provide an acknowledgement to Lessor, in a form reasonably satisfactory to Lessor, confirming its agreement to this provision and confirming that its rights to possession of the Aircraft under the Permitted Sublease will terminate immediately upon the termination of this Lease Agreement, and that it will redeliver the Aircraft to Lessor upon notification from Lessor that an Event of Default has occurred and that it has, as a result thereof, terminated Lessee's right to possession of the Aircraft under this Lease Agreement (the "Subordination Acknowledgement") and (c) Lessee may terminate such Permitted Sublease following the occurrence of an Event of Default under this Lease Agreement where Lessor has terminated the leasing of the Aircraft under this Lease Agreement as a result thereof. The Permitted Sublease shall be assigned to Lessor for purposes of security pursuant to an agreement reasonably acceptable to Lessor (the "Sublease Assignment");

     (5) The Permitted Sublease shall provide that the Permitted Sublessee shall have the right to quiet enjoyment of the Aircraft for so long as no Event of Default has occurred under this Lease Agreement and/or no event of default or termination event (howsoever described) has occurred under the Permitted Sublease;

     (6) Lessee shall remain primarily liable under this Lease Agreement for the performance and observance of all its obligations to the same extent as if no Permitted Sublease had been entered into. To the extent that the Permitted Sublessee properly performs an obligation under the Permitted Sublease, Lessor agrees that such performance shall also be regarded as discharging (to such extent) Lessee's corresponding obligation;

     (7) All insurance requirements herein shall be complied with either by Lessee or by the Permitted Sublessee as if references in the insurance provisions of this Lease Agreement to "Lessee" were references to "the Permitted Sublessee," and Lessee shall cause the Permitted Sublessee to provide the insurance certificate and brokers' letter of undertaking referred to in Section 9(g) at least five Business Days prior to the commencement of the Permitted Sublease;

     (8) As a condition precedent to the effectiveness of the Permitted Sublease, Lessee shall provide to Lessor a legal opinion in relation to the Permitted Sublease (at Lessee's or Permitted Sublessee's expense) addressed to Lessor from counsel acceptable to Lessor, such legal opinion to be in form and substance reasonably satisfactory to Lessor and confirming further that each of the Subordination Acknowledgement, the Permitted Sublease and the Sublease Assignment is valid, binding and (except as limited by any equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' or lessors' rights generally) enforceable against Permitted Sublessee and, in the case of the Sublease Assignment, properly perfected as against Lessee. The foregoing opinion shall be forwarded promptly to Lessor at least five Business Days prior to the effective date of the Permitted Sublease;

     (9) Lessee shall cooperate with Lessor (at no cost to Lessor) in connection with the execution and filing of any documents reasonably required by Lessor to be executed and filed from time to time with any registry or authority in the State of Registration or any other jurisdiction in order to protect the interests of Lessor in and to the Aircraft, this Lease

Agreement or the Permitted Sublease and/or to ensure the validity, enforcement or priority thereof;

     (10) Lessee will pay to Lessor on demand all reasonable out-of-pocket expenses (including legal, survey and other costs) and Taxes payable or incurred by Lessor in connection with the review and approval of the documentation required pursuant to this Section or otherwise incurred in connection with any requested Sublease or the Subleasing of the Aircraft thereunder; and

     (11) Promptly after its execution, Lessee shall provide Lessor with a copy of the signed Permitted Sublease.

SECTION 9.  INDEMNITIES

     9.1    General Indemnity

     Subject only to the exceptions set forth in Section 9.2, Lessee hereby assumes liability for and hereby agrees on demand to indemnify each Indemnified Party against, and agrees to protect, save and keep harmless each Indemnified Party from, any and all Expenses at any time and from time to time imposed on, incurred by or asserted against any Indemnified Party in any way relating to or arising out of:

     (1) The Aircraft, the Airframe, any Engine or engine installed on the Aircraft, any Part, any Aircraft Documentation or any other thing delivered under any Operative Document.

     (2) The acceptance, delivery, lease, sublease, registration, deregistration (after the occurrence of an Event of Default), reregistration, possession, repossession, presence, operation, location, condition, use or non-use, control, airworthiness, overhaul, replacement, ownership (provided that nothing in this Section 9.1 shall require Lessee to indemnify Lessor for (a) any defect in Lessor's title or (b) any decline in the residual value of the Aircraft, except in each case to the extent caused by the non-performance by Lessee of any of its obligations hereunder), storage, testing, manufacture, design, modification, alteration, maintenance, repair, re-lease or sale (after the occurrence of an Event of Default), return, transfer, exportation, importation, abandonment or other disposition (after the occurrence of an Event of Default) of, or the imposition of any Lien (or the incurrence of any liability to refund or pay over any amount as the result of any such Lien) on, the Aircraft, the Airframe, any Engine or engine, any Part or any other thing delivered under any Operative Document or any interest therein.

     (3) Any Operative Document, any of the transactions contemplated thereby or the enforcement of any of the terms thereof, including the enforcement of this Section 9, or any breach or noncompliance by Lessee with any provision of any Operative Document, including any Expenses incurred, assumed or suffered by Lessor as a consequence of Lessee's failure to accept the Aircraft in accordance with the Operative Documents.

     9.2    Exceptions to General Indemnity

     The indemnity provided for in Section 9.1 will not extend to any Expenses of any Indemnified Party to the extent such Expenses are (but without limiting any rights of Lessor under Section 13):

     (1) Caused by the gross negligence or willful misconduct of such Indemnified Party (other than negligence imputed to such Indemnified Party by reason of its interest in the Aircraft);

     (2) Caused by a breach by such Indemnified Party of any covenant or inaccuracy or falsity of a representation or warranty made by such Indemnified Party in this Lease Agreement or the documents and agreements delivered by such party to Lessee;

     (3) Taxes or loss of Tax benefits, it being understood that Sections 9.3 and 9.6 and Schedule 5 set forth Lessee's entire obligation with respect to Taxes;

     (4) Caused by acts of such Indemnified Party or the Follow-On Operator, or events which occur, in either case, after this Lease Agreement has terminated or expired and Lessee has returned the Aircraft to Lessor in the condition and manner required by this Lease Agreement;

     (5) Caused by the arrangement of any financing or refinancing of the Aircraft by Lessor or any other transfer by Lessor or any Financing Party of any interest in the Aircraft (unless such Expenses were incurred after an Event of Default);

     (6) Expenses that Lessor has expressly agreed to pay under this Lease Agreement;

     (7) Ordinary and usual operating or overhead expenses (unless such Expenses were incurred after an Event of Default); and

     (8)  Caused by Lessor Liens.

     9.3    Taxes

     Lessee's tax indemnity and other related agreements are contained in
Schedule 5, which schedule is hereby incorporated in this Section 9.3 by reference.

     9.4    [Intentionally Omitted]

     9.5    Scope, Survival, Etc.

     (1) Lessee shall be obligated under this Section 9 and Schedule 5 as a primary obligor irrespective of whether an Indemnified Party or Tax Indemnitee shall also be indemnified, guaranteed or insured with respect to the same matter under any of the Operative Documents or otherwise by any other Person, and such Indemnified Party or Tax Indemnitee may proceed directly against Lessee under this Section 9 and/or Schedule 5 without first resorting to any such other rights of indemnification, guarantee or insurance and without declaring this Lease Agreement to be in default or taking other action under any Operative Document.

     (2) All indemnities, obligations, adjustments and payments provided for in this Section 9 and Schedule 5 shall, to the extent herein provided, survive and remain in full force and effect, notwithstanding the expiration or termination of the Lease Term or of any Operative Documents and the payment in full of all sums payable under the Operative Documents.

     (3) Lessee acknowledges that the Indemnified Parties, or any of them, may authorize Lessor, by notice in writing to Lessor and Lessee, to make claims and demands under any indemnity under any Operative Document on behalf of such Indemnified Parties, and Lessee shall be obligated to make all payments pursuant to any such indemnity to Lessor, to the extent claimed by Lessor on behalf of such Indemnified Parties (it being understood that Lessee is entitled to, and shall, conclusively rely upon the instructions of Lessor with respect to the payment of amounts owing to any Indemnified Party or Tax Indemnitee under the indemnities).

     (4) Each Indemnified Party will give prompt written notice to Lessee of any liability of which such party has knowledge for which Lessee is, or may be, liable under Section 9.1, provided that failure to give such notice will not prejudice or otherwise affect any of the rights of the Indemnified Parties under
Section 9.1, except to the extent that such failure adversely affects any applicable defense or counterclaim, otherwise increases the amount for which Lessee would have been liable in the absence of such failure to provide such notice or adversely affects the ability of Lessee's insurers to defend such claim.

     (5) Lessee shall provide the relevant Indemnified Party with such information not within the control of such Person, as is in Lessee's control or is reasonably available to Lessee, which such Person may reasonably request and Lessee shall otherwise cooperate with such Person so as to enable such Person to defend any action, suit or proceeding brought against such Person for which Lessee is responsible under this Section 9, provided that nothing contained in this Section 9 shall be deemed to require any such Person to contest any Expense or to assume responsibility for or control of any judicial proceeding with respect thereto.

     9.6    Indemnities Payable on After-Tax Basis

     Lessee agrees that, with respect to any payment or indemnity to an Indemnified Party or Tax Indemnitee under this Section 9 or Schedule 5, Lessee's payment or indemnity obligations shall be made on an after-tax basis determined in accordance with Section 6 of Schedule 5.

     9.7    Cooperation

     In the case of any Expense indemnified by Lessee hereunder which is covered by a policy of insurance maintained by Lessee pursuant to this Section 9, at Lessee's expense each

Indemnitee shall cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.

     9.8    Subrogation

     If an Expense indemnified by Lessee under this Section 9 is in fact paid in full by Lessee and/or an insurer under a policy of insurance maintained by Lessee, Lessee and/or such insurer as the case may be shall be subrogated to the rights and remedies of the Indemnitee on whose behalf such Expense was paid with respect to the transaction or event giving rise to such Expense. Should an Indemnitee receive any refund, in whole or in part, with respect to any Expense paid by Lessee hereunder, it shall promptly pay over to Lessee the amount refunded (but not an amount in excess of the amount Lessee has paid to such Indemnitee in respect of such Expense), provided, that if a Relevant Default or an Event of Default shall have occurred and be continuing, any such amount shall be retained by Lessor as security for the performance of Lessee's obligations under this Lease. In no event shall Lessee or any such insurer have any right of subrogation against any Indemnitee.

SECTION 10. RISK OF LOSS, DESTRUCTION AND REQUISITION, ETC.

     10.1   Risk of Loss

     Throughout the Lease Term and until the Return, Lessee shall bear all risk of loss, damage, theft or destruction of, or any other Event of Loss with respect to, the Aircraft, the Airframe, each Engine and each Part, including any resulting loss in value of the Aircraft due to any such loss, damage, theft or destruction of the Aircraft, the Airframe, any Engine or any Part.

     10.2   Notice of Damage or Event of Loss

     (1) Lessee shall notify Lessor promptly of any loss or damage (whether or not constituting an Event of Loss) of or to the Aircraft, the Airframe or any Engine for which the cost of correction or repairs may reasonably be expected to exceed the Damage Notice Threshold and, if not constituting an Event of Loss, shall provide a proposal for carrying out the correction or repair. Lessee and Lessor agree that if any dispute arises about the scope or nature of such correction or repair, they shall consult with Airframe Manufacturer, Engine Manufacturer or other relevant manufacturer, as appropriate, and Lessee and Lessor agree to accept as conclusive, and be bound by, such manufacturer's directions or recommendations as to the manner in which to carry out such correction or repair.

     (2) Upon the occurrence of (a) an event or circumstance which may result in an Event of Loss or the Aircraft or any Engine, Lessee shall promptly notify Lessor of such event or circumstance and of the steps being taken (or proposed to be taken) with respect thereto and (b) an Event of Loss with respect to the Aircraft or any Engine, Lessee shall forthwith (and, in any event, within three Business Days after such occurrence) give Lessor written notice of such Event of Loss.

     10.3   Event of Loss With Respect to the Aircraft

     (1) By the earlier of (a) 90 days after the occurrence of such Event of Loss or (b) the date on which the applicable insurance or requisition proceeds are paid, Lessee shall pay or cause to be paid to Lessor the Stipulated Loss Value, unless (i) an amount equal to the Stipulated Loss Value was actually received by Lessor from the insurers or, in the case of a requisition, from the relevant Government Entity and (ii) Lessor was able, under applicable Law, to apply such amount against Lessee's obligation to pay the Stipulated Loss Value.

     (2) Until the date on which the Stipulated Loss Value is paid in full, Lessee shall continue to pay all Basic Rent as scheduled and shall continue to perform all of its other obligations under the Operative Documents, except to the extent rendered impossible by the occurrence of such Event of Loss or rendered, in the opinion of Lessor, unnecessary. If the Stipulated Loss Value is paid on a date other than a Rent Payment Date, Lessor shall refund or cause to be refunded to Lessee any paid but unaccrued Basic Rent.

     (3) Upon receipt by Lessor of the full amount of the Stipulated Loss Value pursuant to this Section 10.3, and if Lessee has paid all other amounts then due and payable by Lessee under the Operative Documents, then (a) Lessor shall, upon the joint written request of Lessee and each insurer which contributed to the payment of the Stipulated Loss Value, transfer to the Person designated in such request title to the Aircraft (including the Engines and all Parts) without recourse or warranty (except as to absence of all rights of all Lessor Liens) and subject to the disclaimer set forth in Section 5.1, (b) Lessor shall return to Lessee the Security Deposit or Letter of Credit, as applicable, (in each case, to the extent not previously applied or drawn in accordance with the terms hereof) and (c) Lessee shall be relieved of its obligations under the Operative Documents except those that are expressly stated to survive termination hereof and thereof.

     10.4   Event of Loss With Respect to an Engine

     If an Event of Loss occurs with respect to an Engine, under circumstances not constituting an Event of Loss with respect to the Aircraft, then:

     (1) Lessee shall promptly and, in any event, within 90 days after the occurrence of such Event of Loss (or, if earlier the date of expiration or termination of the Lease Term), convey or cause to be conveyed to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to a Replacement Engine, free and clear of all Liens (other than Permitted Liens).

     (2) Prior to or at the time of any conveyance of a Replacement Engine, Lessee shall, at its own expense, comply with each of the following requirements:

          (a) Furnish Lessor with a full warranty bill of sale, in form and substance satisfactory to Lessor, conveying title to Lessor of such Replacement Engine, free of Liens, execute a supplement subjecting such Replacement Engine to this Agreement and furnish such evidence and opinions relating to the transfer of title to such Replacement Engine and the effectiveness of such supplement as Lessor shall request.

          (b) File such instruments as may be required to establish and protect the interests of Lessor and any Financing Parties in any such Replacement Engine.

          (c) Assign to Lessor the benefit of all assignable manufacturers' and vendors' warranties existing for the benefit of Lessee with respect to such Replacement Engine.

     (3) Upon compliance by Lessee with the requirements of this Section 10.4, if no Default shall have occurred or be continuing, Lessor shall, upon the joint written request of Lessee and each insurer which contributed to the payment of any insurance proceeds with respect to the lost Engine, transfer to the Person designated in such request title to such Engine without recourse or warranty (except as to absence of all rights of Lessor and all Lessor Liens) and subject to the disclaimer set forth in Section 5.1, and such Engine shall thereupon cease to be an Engine leased hereunder and, for all purposes of the Operative Documents, the conveyed Replacement Engine shall be deemed part of the property leased hereunder, and shall be deemed an "Engine."

     (4) No Event of Loss with respect to an Engine shall result in any reduction in Rent.

     Other than as provided in this Section 10.4, Lessee shall not have the right to replace any engine for an Engine.

SECTION 11.  INSURANCE

     11.1    Public Liability and Property Damage Insurance

     (1) Subject to the rights of Lessee under Section 11.4, Lessee shall, without expense to Lessor, maintain or cause to be maintained in effect at all times until Lessee has returned the Aircraft to Lessor in the condition and manner required by this Lease Agreement, with insurers of recognized reputation and responsibility specializing in and normally participating in the aviation insurance markets, comprehensive airline public liability insurance (including, without limitation, (A) aircraft third party liability, baggage and mail and aviation general third party liability, contractual liability, passenger legal liability, cargo liability, property damage liability, general third party legal liability and product liability coverage (but excluding manufacturer's product liability coverage) and (B) war risk, hijacking and allied perils coverage of each of the perils specified in paragraphs (a) and (c) through (g), inclusive, of AVN.48B) with respect to the Aircraft in an amount not less than the greater of (x) the amount which Lessee may carry from time to time on other similar aircraft in its fleet (whether owned or leased) and (y) the Stipulated Liability Coverage; provided that an agreement of the U.S. Government for the benefit of
          --------
the Insured Parties to insure against or indemnify for substantially the same risks to at least the same amount shall satisfy the requirements of this Section
11.1.1. Such insurance shall be of the same type and covering the same risks usually carried by Lessee with respect to similar aircraft and engines and shall provide coverage that is in substantially similar form, of such types and having limits within the range of limits (but no less than the Stipulated Liability Coverage) as are customarily obtained by similarly situated United States carriers operating similar aircraft on similar routes.

     (2) During any period that the Aircraft is grounded and not in operation, Lessee may modify the insurance required by Section 11.1(1)(a) to reduce the amounts of public liability and property damage insurance and (b) to modify the scope of the risks covered and the type of insurance, in both circumstances to conform to such insurance customary in the United States airlines industry for regional air carriers similarly situated with the Lessee in respect of similar aircraft which are similarly grounded and not in operation, provided that (i) the amounts of coverage and scope of risk covered and the type of insurance shall not be less than that as from time to time applicable to aircraft owned or leased by Lessee similarly grounded and not in operation and (ii) such conformity to customary insurance shall be subject to confirmation, at Lessor's request, by an independent insurance consultant of recognized reputation and responsibility specializing in and normally participating in the aviation insurance markets selected by Lessor.

     11.2   Insurance Against Loss or Damage to the Aircraft and Engines

     (1) Subject to the rights of Lessee under Section 11.4, Lessee shall, without expense to Lessor, maintain or cause to be maintained in effect at all times during the Lease Term with insurers of recognized reputation and responsibility specializing in and normally participating in the aviation insurance markets, (i) all risk, agreed value, ground, taxiing and flight hull insurance (including, without limitation, war risk, hijacking and allied perils coverage of each of the perils specified in paragraphs (a) and (c) through (g), inclusive, of AVN.48B) covering the Aircraft for an amount at all times (even when the Aircraft is grounded or in storage) not less than the Stipulated Loss Value. Such insurance shall not provide insurers with a right to replace the Airframe or any Engine with another airframe or engine. Such hull insurance or other personal property insurance of Lessee (or a Permitted Sublessee) shall cover Engines or engines and Parts temporarily removed from the Airframe, pending replacement by installation of the same or similar Engines, engines or Parts on the Airframe. Such insurance shall be on a replacement cost basis in respect of damage not constituting an Event of Loss and on an agreed value basis in respect of an Event of Loss and shall be of the same type and covering the same risks usually carried by Lessee with respect to similar aircraft and engines and shall provide coverage that is in substantially similar form, of such types and having limits within the range of limits (but no less than Stipulated Loss Value from time to time) as are customarily obtained by similarly situated United States carriers operating similar aircraft on similar routes.

     (2) During any period that the Aircraft is grounded and not in operation, Lessee may carry or cause to be carried, in lieu of the insurance required by
Section 11.2(1), insurance otherwise conforming with the provisions of Section 11.2(1), except that the scope of the risks and the type of insurance shall be in substantially similar form, of such types and having limits within the range of limits (but no less than the Stipulated Loss Value from time to time) as are customarily obtained by similarly situated United States carriers in respect of similar aircraft which are similarly grounded and not in operation, provided, that (a) the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned by Lessee of the same type similarly grounded and not in operation, (b) Lessee shall maintain insurance against risk of loss or damage to the Aircraft in an amount equal to the Stipulated Loss Value from time to time during such period that the Aircraft is grounded and not in operation and (c) such conformity to customary insurance shall be subject to confirmation, at Lessor's request, by an independent insurance consultant of recognized reputation and responsibility specializing in and normally participating in the aviation insurance markets selected by Lessor.

     11.3   Additional Insureds; Loss Payment

     Lessee shall cause all policies of insurance carried in accordance with this Section 11 to name the Insured Parties as additional insureds as their respective interests may appear as additional insureds. Such policies shall provide with respect to such Insured Parties that (i) none of their respective interests in such policies shall be invalidated by any act or omission or breach of warranty or condition contained in such policies by Lessee or any other Person (other than such Insured Party) or, in the case of any particular Insured Party, any other Insured Party and shall insure the respective interests of the Insured Parties regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee or any Permitted Sublessee; (ii) in the case of any particular Insured Party, no cancellation or lapse of coverage for nonpayment of premium or otherwise, and no substantial change of coverage which adversely affects the interests of any such Insured Party, shall be effective as to such Insured Party until 30 days (seven days, or such shorter period as may be available in the international insurance market, in the case of war risk coverage) after receipt by such Insured Party of written notice from the insurers of such cancellation, lapse or change; (iii) they shall have no liability for premiums, commissions, calls, assessments or advances with respect to such policies; (iv) such policies will be primary without any right of contribution from any other insurance carried by such Insured Parties; (v) the insurers waive any rights of set-off (including for unpaid premiums), counterclaim, deduction or subrogation whether by attachment or otherwise, against such Insured Parties; (vi) such policies shall apply worldwide and have no territorial restrictions or limitations; (vii) shall contain a 50/50% clause per Lloyd's Aviation Underwriter's Association Standard Policy Form AVS 103 or its equivalent; and (viii) losses shall be adjusted with Lessee (or, if a Relevant Default or an Event of Default shall have occurred and be continuing, with the loss payee referred to in the last sentence of this Section 11.3 and Lessee, jointly); provided, that, in the case of an Event of Loss, no adjustment
                  --------
(other than hull deductibles) shall reduce the amount payable under such policy to less than the Stipulated Loss Value. Each liability policy shall provide that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured and each hull policy shall provide that the exercise by the insurer of rights of subrogation derived from rights retained by Lessee will not delay payment of any claim that would otherwise be payable but for such rights of subrogation. Each hull policy shall name Lessor as loss payee for all amounts up to the Stipulated Loss Value; provided that, so long as the insurers shall not have received
            -------------
written
notice that a Relevant Default or an Event of Default has occurred and is continuing, if insurance proceeds under a hull policy in the aggregate equal US$1,000,000 or less, then such proceeds shall be payable to Lessee and, notwithstanding the foregoing, any amounts (i) of any proceeds which in the aggregate exceed US$1,000,000, (ii) of any proceeds in respect of a total loss or an Event of Loss or (iii) if the insurers shall have received written notice that a Relevant Default or an Event of Default has occurred and is continuing, any proceeds with respect to any single loss, shall be payable to Lessor (or to the Security Agent, if one is then designated).

     11.4   Deductibles

     Lessee may, in the case of hull and spares coverage, provide for deductibles (except in connection with a total loss) in such amounts as are customary with respect to aircraft of the same type and used in the same manner as the Aircraft by other similar air carriers, but in no event in an amount greater than the Stipulated Deductible Amount per aircraft per occurrence, and in no event shall any other form of self-insurance be permitted with respect to the risks covered by any insurance required under this Section 11.

     11.5   Application of Hull Insurance Proceeds

     As between Lessor and Lessee, any payments received under policies of hull or other property insurance required to be maintained by Lessee pursuant to
Section 11.2 or 11.9, shall be applied as follows:

     (1) if such payments are received with respect to loss or damage (including an Event of Loss with respect to an Engine) not constituting an Event of Loss with respect to the Airframe, so long as neither a Relevant Default nor an Event of Default has occurred and is continuing, payments in the aggregate of US$1,000,000 or less shall be paid over to or retained by Lessee, and any payments which in the aggregate are greater than US$1,000,000 and, if a Relevant Default or an Event of Default has occurred and is continuing, all payments received shall be paid over to or retained by Lessor for payment to Lessee only upon performance of its repair or replacement obligation; and

     (2) if such payments are received with respect to an Event of Loss with respect to the Airframe, such payments shall be applied (a) first, to pay all amounts owing by Lessee under the Operative Documents (other than Stipulated Loss Value) including all expenses and costs of Lessor due under Section 9 to Lessor in connection with such Event of Loss, (b) second, in reduction of the Stipulated Loss Value payable by Lessee (to the extent not already paid by Lessee) and (c) third, with the remaining amount, if any, to be paid to and retained by Lessee.

     11.6   Insurance for Own Account

     Nothing in this Section 11 shall prohibit Lessor, Lessee or any Insured Party from obtaining insurance with respect to the Aircraft for its own account (including, without limitation in the case of Lessee, hull insurance under the same policies maintained pursuant to this Section 11 in amounts in excess of those required to be maintained pursuant to this Section 11) and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto, provided that no such
                                                   --------
insurance may be obtained which would limit or otherwise adversely affect the availability of coverage or payment of any insurance required to be obtained or maintained pursuant to this Section 11, it being understood that all salvage rights to the Airframe or the Engines shall remain with Lessee's insurers at all times.

     11.7   Reports, Etc.

     Lessee will furnish, or cause to be furnished, to Lessor and the Security Agent, if one is then designated, on or before the Delivery Date and not later than the renewal date of any insurance, and otherwise upon reasonable request,
(1) a letter from the Insurance Brokers, substantially in the form of Exhibit C (or otherwise in a form reasonably acceptable to Lessor), and (2) a certificate of insurance issued by the Insurance Brokers substantially in the form of Exhibit B (or otherwise in a form reasonably acceptable to Lessor), provided
                                                                    --------
that all information contained in such letter and certificate shall be held confidential by Lessor and shall not be furnished or disclosed by it to any Person except (a) its legal counsel, independent certified public accountants, insurance brokers or advisors or other agents who agree to hold such information confidential, (b) to any bona fide prospective and permitted transferees of Lessor and their respective agents (provided that each such transferee shall
                                    --------
agree for the benefit of Lessee to hold all such information similarly confidential), (c) as may be required by applicable Law or by any court or administrative order or decree or governmental ruling or (d) as may be necessary for purposes of enforcement of this Lease Agreement or (e) to rating agencies. Lessee will instruct such firm to give prompt written advice to Lessor of any default in the payment of any premium and of any other act or omission on the part of Lessee (or any Permitted Sublessee) of which it has knowledge and which would in such firm's opinion invalidate or render unenforceable, in whole or in any material part, any insurance on the Aircraft. Lessee will also instruct such firm to advise Lessor in writing at least 30 days prior to the termination or cancellation of, or material adverse change in, such insurance carried and maintained on the Aircraft pursuant to this Section 11 (seven days or such shorter period as may be available in the international insurance market, in the case of war risk insurance), provided, that in respect of war risk or allied
                             --------
perils coverage, if the notice period specified above is not obtainable, the insurance broker shall provide for as long a period of prior notice as shall then be obtainable.

     11.8   Right to Pay Premiums

     The Insured Parties shall have the rights but not the obligations of an additional named insured. None of Lessor and the other Insured Parties shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, each of Lessor and the other Insured Parties shall have the option, in its sole discretion, to pay any such premium in respect of the Aircraft that is due in respect of the coverage pursuant to this Lease Agreement and to maintain such coverage, as Lessor or the other Insured Parties may require, until the scheduled expiry date of such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor and the other Insured Parties for amounts so paid by them.

     11.9   Spares Physical Damage Insurance

     During any period that an Engine is not attached to the Airframe or any other airframe and not otherwise subject to coverage by a hull policy maintained by Lessee (or a Permitted Sublessee), Lessee shall maintain or cause to be maintained all risk spares physical damage insurance covering such Engine in an aggregate amount not less than the full replacement value thereof.

     11.10  Insurance Required by Airframe Manufacturer

     Without limiting any other provision of this Section 11, Lessee hereby assumes and undertakes to perform (to the exclusion of Lessor), and shall comply with, the obligations of "Buyer" and the insurance requirements applicable to "Customer" under Section 8.2 (as amended) of the Aircraft General Terms Agreement AGTA-BOU, entered into in connection with the Airframe Manufacturer Purchase Agreement, as if Lessee were originally named "Customer" therein.

     11.11  Continuation of Liability Insurance

     For a period ending at the earlier to occur of (a) the "6C Check" of the Airframe and (b) two years after the last day of the Lease Term, and at Lessee's cost, Lessee shall carry, at its own expense, liability insurance of the types and in the amounts required under this Section 11, and each Insured Party shall be named as an additional insured thereunder.

SECTION 12.  EVENTS OF DEFAULT

     A fundamental term and condition of this Lease Agreement is that none of the following events shall occur during the Lease Term and that the occurrence of any of the following events shall constitute an "Event of Default" (whether any such event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Government Entity):

     12.1   Payments

     (1) Lessee shall have failed to make any periodic or scheduled payment in accordance with any Operative Document (including any payment of Basic Rent or Stipulated Loss Value) within three Business Days after the date the same shall have become due.

     (2) Lessee shall have failed to make any other payment in accordance with the Operative Documents when the same shall have become due and such failure shall continue for 10 Business Days after demand by Lessor.

     12.2   Covenants; Representations and Warranties

     (1) Any insurance required to be maintained under Section 11 is not maintained or is cancelled or is terminated as to Lessor, or a notice of such cancellation is given in respect of any such insurance and such notice is not rescinded within three Business Days prior to such cancellation taking effect, or at any time the Aircraft shall otherwise not be fully insured as to Lessor as required by the provisions of Section 11.

     (2) Lessee shall have failed to return the Aircraft at the end of the Lease Term as and in the condition required by Section 3 of Schedule 2.

     (3) Lessee shall have failed to comply with its obligations (a) to provide a replacement Letter of Credit when and as required under Section 4.4(2) or (3) or (b) under Section 6.2.1, 8.1, 8.4 or 14.2 of this Lease Agreement.

     (4)  Lessee shall have failed to comply with its obligations under Section
2.1 and such failure shall continue for 10 days.

     (5)  Lessee shall have failed to comply with its obligations under Section
6.2.4 of this Lease Agreement, provided that such noncompliance involves a material risk of the sale, forfeiture or loss (including loss of use) of the Aircraft, the Airframe or any Engine or any interest therein or any discernable risk of criminal liability or any material risk of civil penalty against any Indemnified Party.

     (6) Lessee shall have failed to comply with, observe or perform, and shall fail to cause to be complied with, observed and performed, any of its covenants, agreements or obligations under any Operative Document and, except to the extent provided above in this Section 12, if such failure is capable of cure, such failure shall continue for 30 days after written notice thereof to Lessee, unless such failure requires more than 30 days to cure, in which case Lessee shall have an additional 90 days to cure such failure so long as Lessee is at all times diligently proceeding to cure such failure and Lessor shall not at any time be materially prejudiced by such extended period; provided that in no event shall the period to cure any such failure exceed 120 days after notice thereof to Lessee.

     (7) Any representation or warranty made by Lessee in any Operative Document shall have proven to have been incorrect, inaccurate or untrue in any material respect as of the time made and, only if the same is capable of cure, such incorrectness, inaccuracy or untruth shall have continued for a period of 30 days after the earlier of (a) the date of written notice thereof to Lessee and (b) the date a Responsible Officer of Lessee has actual knowledge thereof.

     12.3   Voluntary Bankruptcy, Etc.

     Lessee shall have (1) commenced any proceeding or filed any petition seeking relief under any applicable bankruptcy, insolvency, liquidation, administration, receivership or other similar Law, (2) consented to or acquiesced in the institution of, or failed to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (3) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator or similar official for itself or for a substantial part of its property or assets, (4) filed an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) proposed or entered into any composition or other arrangement, or made a general assignment, for the benefit of creditors or declared a moratorium on the payment of indebtedness, (6) become insolvent or suspended payments on, become unable to, admitted in writing its inability to or failed generally to pay, any material portion of its debts as they become due, (7) sought its own liquidation, reorganization, dissolution or winding up or (8) taken any corporate action (including a petition, proposal or convening of a meeting by the shareholders or directors of Lessee) for the purpose of effecting any of the foregoing.

     12.4   Involuntary Bankruptcy, Etc.

     A proceeding shall have been commenced or a petition shall have been filed, in either case, without the consent or application of Lessee, seeking (1) relief in respect of Lessee or of a substantial part of its property or assets under any applicable bankruptcy, insolvency, liquidation, administration, receivership or similar Law, (2) the appointment of a receiver, trustee, custodian, sequestrator or similar official for Lessee or for a substantial part of its property or assets or (3) the liquidation, reorganization, dissolution or winding up of Lessee; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be issued and shall not immediately be stayed.

     12.5   [Intentionally Omitted]

     12.6   [Intentionally Omitted]

     12.7   Judgments

     One or more judgments are rendered against Lessee that impose on Lessee an obligation for the payment of money in excess of US$5,000,000 (or the equivalent thereof) in the aggregate and (x) the same shall remain undischarged for a period of 30 days or more, and (y) during such time execution of such judgment or judgments shall not be effectively stayed nor adequate bonding fully covering such judgment or judgments put into place.

SECTION 13. REMEDIES

     Upon the occurrence of any Event of Default and so long as the same shall be continuing, Lessor shall have the right to (1) terminate the Lease Term and/or terminate this Lease Agreement and each other Operative Document and (2) whether or not Lessor exercises its rights under clause (1), do all or any of the following, at its option and in its sole discretion (in addition to such other rights and remedies which Lessor may have under applicable Law):

     13.1   Retake Possession

     Upon the written demand of Lessor and at Lessee's expense, cause Lessee to return promptly, and Lessee shall return promptly, the Airframe and Engines or such Part of the Aircraft as Lessor may so demand to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, this Lease Agreement as if such Airframe and Engines or such Part of the Aircraft were being returned at the expiration of the Lease Term, or Lessor at its option, may enter upon the premises where the Airframe or an Engine or such Part of the Aircraft is located and take immediate possession of and remove the same (together with any engine which is not an Engine but which is installed on the Airframe, subject to all the rights of the owner, lessor, lienor or secured party of such engine, and such engine shall be held for the account of any such owner, lessor, lienor or secured party or, if owned by Lessee, may, at the option of Lessor, be exchanged with Lessee for an Engine as if the original Engine had suffered an Event of Loss) by summary proceedings or otherwise, and Lessee waives any right it may have under applicable Law to a hearing prior to repossession of the Aircraft, Airframe or any Engine or Part (and/or, at Lessor's option, store the same at Lessee's premises until disposal thereof by Lessor), all without liability accruing to Lessor for or by reason of such entry or taking of possession or removing whether for the restoration of damage to property caused by such action or otherwise, and Lessor is hereby irrevocably by way of security for Lessee's obligations under this Lease Agreement appointed attorney for Lessee in causing the redelivery and will have all the powers and authorizations necessary for taking that action.

     13.2   Termination or Enforcement

     Rescind this Lease Agreement and any other Operative Document, terminate this Lease Agreement and any other Operative Document and/or exercise any other right or remedy which may be available to it under applicable Law or proceed by appropriate court action to enforce the terms hereof and/or exercise any other power, right or remedy which may be available to Lessor hereunder or under applicable Law. Without limiting the generality of the foregoing Lessor shall have the right, without need of any consent, authorization or action of Lessee, to cause the Aircraft to be deregistered by the Aviation Authority, and to be made ready for export and to be exported out of the Lessee Jurisdiction, and to cause all rights of Lessee in respect of the Aircraft and this Lease Agreement and each other Operative Document under or in connection with or resulting from the registration of the Aircraft or the recordation of the Operative Documents with the Aviation Authority or otherwise under or in connection with or resulting from any Law in the Lessee Jurisdiction, to be terminated and extinguished. In furtherance of the foregoing, Lessor shall be entitled and empowered to act in the name and in the place of Lessee as may be necessary or desirable, in Lessor's sole discretion, including with respect to the execution of documents and instruments, to effect such deregistration, derecordation, exportation, termination and extinguishment. Lessee hereby irrevocably and by way of security for its obligations under this Lease Agreement appoints Lessor as its attorney to execute and deliver any documentation and to do any act or thing required in connection with the foregoing.

     13.3   Application of Funds

     Without limiting any other provision of this Lease Agreement or of any other Operative Document, Lessor shall have the right to continue to hold the Security Deposit and/or amounts drawn under the Letter of Credit, as the case may be, and any other amounts received or held as security for Lessee's obligations hereunder and under any other Operative Document, and to withhold or set off against all amounts otherwise payable to Lessee hereunder or under any other Operative Document (all as security for the Secured Obligations) and to use and apply in whole or in part any or all of such amounts, withholdings and setoffs to and against the Secured Obligations (in whatever order and according to whatever priority Lessor may choose), and any such use, application or setoff shall be absolute, final and irrevocable.

     13.4   Damages

     In addition to Lessor's rights under Section 9.1, recover from Lessee, and Lessee shall on demand pay, damages equal to the sum of (without duplication):

     (1) All Basic Rent and other amounts which are or become due and payable hereunder prior to the earlier to occur of the date Lessor sells or re-leases the Aircraft or receives payment of the amount calculated pursuant to clause (2) below;

     (2) An amount equaling the aggregate Basic Rent for the remainder of the Lease Term (determined without reference to any right of Lessor to cancel the leasing of the Aircraft, whether or not such right is exercised), discounted periodically (equal to installment frequency) to present worth at the Discount Rate to the date of payment by Lessee to Lessor, less the amount, if any, of the Mitigation Credit (calculated as provided below);

     (3) All costs associated with Lessor's exercise of its remedies hereunder or otherwise incurred by Lessor as a result of an Event of Default, including repossession costs, legal fees, Aircraft storage, maintenance and insurance costs, Aircraft re-lease or sale costs (including any costs incurred to put the Aircraft in the condition required by Schedule 2);

     (4) Any loss, premium, penalty or expense which may be incurred in repaying funds raised to finance the Aircraft or in unwinding any financial instrument relating in whole or in part to Lessor's financing of the Aircraft;

     (5) Any loss, cost, expense or liability, or damage to Lessor's residual interest in the Aircraft, sustained by Lessor due to Lessee's failure to maintain the Aircraft in accordance with the terms of this Lease Agreement or Lessee's failure to redeliver the Aircraft in the condition required by the Lease Agreement, including any consequential loss of revenues while the Aircraft is modified to conform to the condition required by the Lease Agreement; and

     (6) Such additional amount, if any, as may be necessary to place Lessor in the same economic position, on an after-tax basis, as Lessor would have been in if Lessee had timely performed each of its obligations under this Lease Agreement.

     For the purpose of this Section 13.4, the term "Mitigation Credit" shall mean one of the following amounts to be selected by Lessor in its sole discretion:

     (a) in the event that Lessor has re-leased the Aircraft on terms (other than rental payment terms) which, taken as a whole, Lessor reasonably regards as being substantially similar to the terms of this Lease Agreement, an amount equaling the aggregate basic rental payments under such re-lease to become due for the period coinciding with the remainder of the Lease Term (determined without reference to any right of Lessor to cancel the leasing of the Aircraft, whether or not such right is exercised), discounted periodically (equal to installment frequency) to present worth at the Discount Rate to the date of payment by Lessee; or

     (b) in the event that Lessor has not re-leased the Aircraft or has re-leased the Aircraft on terms (other than rental payment terms) which, taken as a whole, Lessor does not reasonably regard as being substantially similar to the terms of this Lease Agreement, an amount equaling the fair market rental value of the Aircraft (based on terms substantially similar to the terms of this Lease Agreement) for the period commencing with the date that Lessor reasonably anticipates that the Aircraft could be re-leased at such rental rate and ending with the date that the Lease Term was scheduled to expire (determined without reference to any right of Lessor to cancel the leasing of the Aircraft, whether or not such right is exercised), discounted periodically (equal to installment frequency) to present worth at the Discount Rate to the date of payment by lessee; or

     (c) in the event that Lessor has not recovered possession of the Aircraft, the amount of expense, if any, avoided by Lessor as a result of being relieved of its obligations to Lessee under this Lease Agreement prior to the date that the Lease Term was scheduled to expire (determined without reference to any right of Lessor to cancel the leasing of the Aircraft whether or not such right is exercised).

SECTION 14.  ASSIGNMENT OF LEASE

     14.1    Assignment by Lessor

          14.1.1  Right to Assign

     Lessor (and any subsequent permitted assignee or transferee) shall have the right at any time to transfer, assign (including assign as security), mortgage, grant participations in, or otherwise dispose of, all or any portion of its right, title and interest in and to this Lease Agreement and any other Operative Document and the Aircraft to any Person (including in connection with any conversion of the lease transaction contemplated by this Lease Agreement to a "headlease-sublease" structure). The foregoing right of Lessor is subject (1) in the case of an Absolute Transfer (as defined below), to Lessor's compliance with the requirements of Section 14.1.3 and (2) in all cases, to Lessee receiving from the transferee or assignee a covenant of quiet enjoyment substantially in the form of Section 6.1.1.

          14.1.2  Cooperation and Limitations

     Lessee shall comply, at Lessor's expense (such expense to include all reasonable out-of-pocket and legal expense of both parties), with all reasonable requests of Lessor in connection with any such transfer, assignment, mortgage, grant or other disposition (including in connection with any such conversion), including the execution of all consents and amendments in connection therewith and the reissuance of any insurance certificates, broker's letters and broker's acknowledgment required in connection therewith and otherwise, in each case, with such changes as necessary to reflect such transfer, assignment, mortgage, grant or other disposition.

          14.1.3  Absolute Transfer

     In connection with the transfer of Lessor's entire interest in this Lease Agreement (other than as security and other than with respect to indemnities and third-party liability insurance, as provided herein) (an "Absolute Transfer"):

     (1)  The transferee shall be a "Permitted Transferee."

     (2) Lessor's obligations under the Operative Documents arising at and after such transfer shall be assumed by the transferee and such transferee shall make, for the benefit of Lessee, each of the representations of Lessor set forth in Section 5. Thereupon, the assigning Lessor shall be released from all of its obligations thereunder arising at and after such transfer.

     (3) Lessor shall transfer (1) any cash constituting the Security Deposit or (2) the Letter of Credit to such transferee.

     (4) Lessor shall transfer, or such transferee shall otherwise acknowledge responsibility for, the account balances described in Section 2.3 of Schedule 2.

     (5) Lessee's obligations under the Operative Documents (other than its obligations in respect of Taxes, which shall be determined in the manner provided in Schedule 5) shall not, as determined at the time of the closing of such Absolute Transfer, increase as a consequence of such Absolute Transfer.

     (6) Such transferee (1) shall be a Citizen of the United States and/or shall execute and record with the Aviation Authority all such documents and instruments as may be necessary in order to preserve without interruption the registration of the Aircraft in the name of a Citizen of the United States and
(2) shall not carry on business as an air carrier operating passenger aircraft on routes within the United States.

     For a period of two years after such Absolute Transfer and at Lessee's cost, if any, Lessee shall comply with the terms and conditions of Section 11.11 with respect to each

Insured Party (as determined immediately prior to such Absolute Transfer) as if the effective date of such Absolute Transfer were the last day of the Lease Term.

     14.2   Assignment by Lessee

     Lessee may not, without the prior written consent of Lessor, which consent may be withheld in Lessor's sole discretion, assign (by express assignment, merger, consolidation or otherwise, except as permitted under Section 6.2.2) any of its right, title or interest in, or delegate any of its obligations under, any Operative Document, and any such assignment or delegation without the prior written consent of Lessor shall be null and void.

     14.3   Successors and Assigns

     Subject to the foregoing, the terms and provisions of each Operative Document shall be binding upon and inure to the benefit of Lessor and Lessee and their respective permitted successors and, except as otherwise expressly provided herein, assigns.

SECTION 15. NO SETOFF, COUNTERCLAIM, ETC.

     This Lease Agreement is a net lease and Lessee's obligation to pay Rent is and shall be absolute and unconditional and shall not be abated, suspended, diminished, reduced, delayed, discontinued or otherwise affected by any condition, circumstance, act or event of any kind whatsoever, including any of the following: (1) any right of setoff, deduction, counterclaim, recoupment, defense, suspension, deferment or other right (including any right of reimbursement) which Lessee may have against Lessor, Airframe Manufacturer, Engine Manufacturer, any Insured Party, any Inspecting Party, any Indemnified Party or Tax Indemnitee or any other Person for any reason whatsoever, including any claim Lessee may have for the foregoing, any present or future Law to the contrary notwithstanding, (2) the unavailability, interruption or cessation in use of the Aircraft for any reason, (3) any defect in the airworthiness, merchantability, fitness for any purpose, condition, design, specification or operation of any kind or nature of the Aircraft, or the ineligibility of the Aircraft for any particular use or trade or for registration or certification,
(4) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, administration or similar proceedings by or against any Person, (5) the invalidity, unenforceability or impossibility of performance of any Operative Document or any of the terms thereof, the lack of power or authority of any Person to enter into any Operative Document, or any other defect in any Operative Document, (6) any breach by any Person of any representation, warranty or covenant, express or implied, made or alleged to be made to Lessee, or any right, claim, bill, action or suit whatsoever by or against or on the part of Lessee, including whether arising out of legal action or otherwise, at law or in equity, whether affirmative, negative or defensive in nature for or on account of the legality, validity, enforceability or otherwise arising as a result of (a) any Operative Document or any of the terms or conditions thereof, (b) any express or implied warranty or (c) any contract, agreement or transaction between Lessee and Lessor or any other Person, whether direct or indirect, written or oral, (7) any waiver, consent, change, extension, indulgence or any action or inaction under or in respect of any such instrument or agreement or any exercise or nonexercise of any right, remedy, power or privilege in respect of any such instrument or agreement or any Operative Document, or (8) any other circumstance, happening or event whatsoever, whether or not similar to the foregoing, which but for this provision would or might have the effect of terminating or in any other way affecting any obligation of Lessee hereunder, it being the express intention of Lessor and Lessee that all Rent and other amounts payable by Lessee under any Operative Document shall be payable in all events, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease Agreement.

     Lessee hereby waives, to the extent permitted by applicable Law, any and all rights which it may have or which at any time hereafter may be conferred upon Lessee, by Law or otherwise, to terminate, cancel, quit or surrender any Operative Document, or to abate, suspend, defer, reduce or otherwise fail to comply in full with any obligation imposed upon Lessee thereunder or in relation hereto, except termination of this Lease Agreement in accordance with the express provisions hereof.

     Nothing in this Section 15 shall be construed to limit any right Lessee may have to independently pursue any claim it may have against Lessor under this Lease Agreement, applicable Law or otherwise.

SECTION 16. FURTHER ASSURANCES, ETC.

     16.1   Further Assurances

     Without limiting the other obligations and liabilities of Lessee under the Operative Documents, Lessee agrees to promptly and duly execute and deliver to Lessor such further documents and assurances and take such further action as Lessor may from time to time reasonably request in order to effectively carry out the intent and purpose of the Operative Documents and to establish, perfect and protect the rights and remedies created or intended to be created in favor of Lessor and each Financing Party thereunder.

     16.2   Lessor's Performance of Lessee's Obligations

     If Lessee fails to make any payment of Rent or fails to perform or comply with any agreement, covenant or obligation contained in any Operative Document, Lessor shall have the right, but not the obligation, at its election and without waiver of any of its rights or remedies against Lessee, to perform or comply with such covenant, agreement or obligation and/or pay such amount, and the amount of such payment and any Expenses incurred by Lessor or Security Agent, as the case may be, in connection with such payment or the performance of or compliance with such agreement, covenant or obligation, as the case may be, together with interest at the Past Due Rate, shall be payable by Lessee to Lessor upon demand as Supplemental Rent. The taking of any action by Lessor pursuant to this Section 16.2 shall not constitute a waiver or release of any obligation of Lessee under any Operative Document nor a waiver of any Default which may arise out of Lessee's nonperformance of such obligation, nor an election or waiver by Lessor or Security Agent, as the case may be, of any right or remedy available to Lessor under or in relation to any Operative Document.

     16.3   No Implied Waivers; Rights Cumulative

     (1) No failure on the part of Lessor or any other Person to exercise and no delay in exercising any right, power, remedy or privilege under any Operative Document or provided by statute or at Law or in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any Event of Default or as an acquiescence thereto, nor shall any single or partial exercise of any such right, power, remedy or privilege impair, prejudice or preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege. No acceptance of partial payment or performance shall, whether or not expressly stated, be or be deemed to be a waiver of any Event of Default then existing or a waiver or release of full payment and performance. No notice to or demand on Lessee shall in any case entitle Lessee to any other or further notice or demand in other or similar circumstances or constitute a waiver of the right of Lessor or any other Person to any other or further action in any circumstances without notice or demand.

     (2) Nothing contained in any Operative Document shall be construed to limit in any way any right, power, remedy or privilege of Lessor or other Person under any Operative Document or now or hereafter existing at Law or in equity. Each and every right, power, remedy and privilege of Lessor and any other Person under the Operative Documents (a) shall be in addition to and not in limitation of, or in substitution for, any other right, power, remedy or privilege under any Operative Document or at law or in equity, (b) may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by Lessor and such Person and (c) shall be cumulative and not mutually exclusive, and the exercise of one shall not be deemed a waiver of the right to exercise any other.

SECTION 17.  CONFIDENTIALITY

     Each of Lessee and Lessor shall keep each Operative Document (and all terms and provisions hereof and thereof) confidential and shall not disclose, or cause to be disclosed, the same to any Person, without the prior written consent of the other, except (1) to prospective and permitted transferees of Lessor or any Financing Party or to any prospective Financing Party, and their respective legal counsel, accountants, insurance brokers and other advisers, (2) in connection with any enforcement of any Operative Document by Lessor or any Financing Party, (3) to its Affiliates or the Affiliates of any Financing Party, or to their respective actual or prospective transferees, (4) in connection with any filings, recordings or other actions taken in accordance with Section 7 or
(5) in connection with any filings with the United States Securities Exchange Commission or as otherwise may be required by Law, provided that any and all disclosures of all or any part of such documents and/or information which are permitted by this Section 17 shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted and the disclosing party shall inform such Persons of the confidential nature of such documents and/or information.

SECTION 18.  GOVERNING LAW AND JURISDICTION

     18.1   New York Law

     THIS LEASE AGREEMENT AND EACH OTHER OPERATIVE DOCUMENT, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THIS LEASE AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

     18.2   Nonexclusive Jurisdiction in New York

     Lessee and Lessor each hereby irrevocably consents that any legal action or proceeding against it or any of its assets arising out of or relating to any Operative Document may be brought in any jurisdiction where it or any of its assets may be found, in the courts of the United States of America for the Southern District of New York or in the courts of the State of New York located in Manhattan, as the party bringing such action or proceeding may elect, and by execution and delivery of this Lease Agreement each of Lessor and Lessee hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its assets, generally and unconditionally, the jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby. Nothing herein shall limit the right of Lessor from bringing any legal action or proceeding or obtaining execution of judgment against Lessee in any other appropriate jurisdiction or concurrently in more than one jurisdiction. Lessee and Lessor further agree that a final judgment in any action or proceeding arising out of or relating to any Operative Document shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of the indebtedness or liability therein described, or in any other manner provided by Law. Each of Lessee and Lessor hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Operative Document brought in any court in or of the State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any court in or of the State of New York has been brought in an inconvenient forum.

     LESSEE AND LESSOR HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATING TO ANY OPERATIVE DOCUMENT.

     18.3   Service of Process; Process Agent

     Lessee hereby irrevocably designates, appoints and empowers Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103-3198, as its authorized agent to receive on its behalf and on behalf of its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to any Operative Document. Such service may be made by mailing or delivering a copy of such process in care of the appropriate process agent described in this Section 18.3 and Lessee hereby irrevocably authorizes and directs its designated process agent to accept such service on its behalf. Lessee further agrees that failure by a process agent appointed in accordance with the foregoing terms to notify Lessee of the process shall not invalidate the proceeding concerned. Notwithstanding the foregoing, nothing herein shall affect the rights of either party to serve process in any other manner permitted by Law. Lessee shall maintain such process agent, or such other Person located within the State of New York as may be acceptable to Lessor, as its agent for service of process in the State of New York during the Lease Term and six months thereafter, at Lessee's sole cost and expense.

SECTION 19. MISCELLANEOUS

     19.1   Amendments

     No provision of any Operative Document may be amended, changed, waived or discharged orally, but only by an instrument in writing specifying the provision intended to be amended, changed, waived or discharged and signed by each party hereto or thereto; and no provision of any Operative Document shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or other matter not specifically set forth in an agreement in writing and signed by each party hereto or thereto.

     19.2   Severability

     If any provision of any Operative Document should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law (1) all other provisions thereof shall remain in full force and effect in such jurisdiction and (2) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

     19.3   Counterparts

     Any Operative Document and any amendments, waivers, consents or supplements hereto or thereto may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

     19.4   Chattel Paper

     To the extent, if any, that this Lease Agreement constitutes chattel paper (as defined in the Uniform Commercial Code in effect from time to time in any applicable jurisdiction) no security interest in this Lease Agreement may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by Lessor on the signature page thereof.

     19.5   Time of the Essence

     Subject only to the periods of grace referred to in this Lease Agreement, time shall be of the essence as regards the performance by Lessee of its obligations under each Operative Document.

     19.6   Notices

     All notices, requests and other communications to Lessee, Lessor or any other Person under any Operative Document shall be in writing (for this purpose, "writing" includes telecopy or similar electronic transmissions), shall refer specifically to such Operative Document, as the case may be, and shall be personally delivered or sent by telecopy or other similar electronic facsimile transmission, or sent by overnight courier service (e.g., Federal Express), in each case to the respective address and telecopy number specified in Schedule 4 or such other address or telecopy number as such Person may hereafter specify by notice to the other party or to the parties hereto. Each such notice, request or other communication shall be effective when received or, if by telecopier or other similar electronic transmission, when "confirmed" by the sending telecopy or similar machine and written evidence of such confirmation is produced by such machine, provided that any such notice by telecopy so "confirmed" after 6:00 p.m., for the recipient, shall be effective on the next succeeding local Business Day.

     19.7   Documentation Costs

     Whether or not the transactions contemplated hereby are consummated, each of Lessor and Lessee shall bear and be responsible for its own costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of the Operative Documents and the consummation of the transactions contemplated hereby and thereby, and neither Lessor or Lessee shall have any right of reimbursement or indemnity for such costs and expenses as against each other.

     19.8   [Intentionally Omitted]

     19.9   Entire Agreement

     This Lease Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes all previous proposals, agreements, understandings, negotiations and other written and oral communications in relation hereto. The parties acknowledge that there have been no representations, warranties, promises, guarantees or agreements, express or implied, except as set forth herein.

                    [This space intentionally left blank.]

     Lessee and Lessor have caused this Lease Agreement to be executed by their respective officers as of the day and year first above written.

                                   BELLEVUE COASTAL LEASING LLC,
                                   as Lessor

                                   by Boullioun Aircraft Holding Company, Inc., its sole Member


                                   By:/s/ Thomas O. Kaluza
                                      --------------------
                                      Title: Senior Vice President - Marketing


                                   MIDWAY AIRLINES CORPORATION,
                                   as Lessee



                                   By:/s/ Jonathan S. Waller
                                      ----------------------
                                      Title:

                                             Senior Vice President

                                             General Counsel


              [THIS COUNTERPART IS NOT THE ORIGINAL COUNTERPART.]

            [RECEIPT OF THIS ORIGINAL COUNTERPART OF THE FOREGOING
                   LEASE AGREEMENT IS HEREBY ACKNOWLEDGED ON
                     THIS _____ DAY OF _________, [_____].


                                   BELLEVUE COASTAL LEASING LLC


                                   by Boullioun Aircraft Holding Company, Inc., its sole Member


                                   By:_______________________________________
                                      Title:

                                  SCHEDULE 1
                                  DEFINITIONS
                                  (MSN 30271)

                                    PART I
                                 Defined Terms

     The following terms shall have the following meanings:

SECTION 1.  CONFIDENTIAL INFORMATION



                                       *


_____________________

     *Information deleted for confidentiality purposes.

SECTION 2.  OTHER DEFINED TERMS

     "Absolute Transfer" is defined in Section 14.1.3 of the Lease Agreement.

     "Acceptance Certificate" means the Acceptance Certificate, dated the Delivery Date, signed by Lessee and confirmed by Lessor, in the form of Exhibit A.

     "AD" means any airworthiness directive or other requirement of the Aviation Authority applicable to the Airframe, either Engine, any Part or the Aircraft Documentation.

     "Affiliate" means in relation to a Person, any other Person directly or indirectly controlling, controlled by or under common control with that Person.

     "Agreed Maintenance Performer" means any maintenance performer having a valid repair station license and otherwise approved by the Aviation Authority.

     "Aircraft" means, collectively, the Airframe and the Engines and, unless the context does not permit, the Aircraft Documentation.

     "Aircraft Documentation" means the documentation described in Section 1.5 of Schedule 2 to the Lease Agreement.

     "Airframe" means, collectively, (1) Airframe Manufacturer Model 737-76Q airframe (except only Engines or engines from time to time installed thereon), bearing Airframe Manufacturer's serial number 30271, (2) any and all Parts so long as the same shall be incorporated or installed in or attached to such airframe, and any and all Parts removed therefrom so long as title to such removed Parts shall remain vested in Lessor in accordance with the terms of
Section 1.3 of Schedule 2 to the Lease Agreement and (3) all other Loose Equipment.

     "Airframe Flight Cycle" means one takeoff and landing of the Airframe.

     "Airframe Flight Hour" means each hour or part thereof (rounded to the nearest one-tenth of an hour) elapsing from the moment the wheels of the Airframe leave the ground on takeoff until the wheels of the Airframe touch the ground on landing following such flight.

     "Airframe Manufacturer Purchase Agreement" means, as it relates to the Aircraft, Purchase Agreement No. 2176, dated August 11, 1998, between Airframe Manufacturer and Boullioun Aviation Services, Inc., as from time to time amended and supplemented.

     "Airframe Manufacturer" means The Boeing Company.

     "Airframe Structural Check" means an "8-year check" (D check) including all lower level checks, CPCP checks, typical component overhaul, repairs and overhauls and inspections normally included at the 8-year interval (as defined in the Maintenance Planning Document).

     "Airframe Warranty Assignment" means the Airframe Warranty Assignment, dated as of the Delivery Date, by Lessor in favor of Lessee and consented to by Airframe Manufacturer, in form and substance reasonably satisfactory to Lessor and Lessee.

     "Airworthiness Certificate" means a valid, current transport category airworthiness certificate issued in respect of the Aircraft by the Aviation Authority.

     "Applicable Accounting Principles" means generally accepted accounting principles in Lessee Jurisdiction, as such principles may at any time or from time to time be varied by any applicable financial accounting rules and, with respect to any Person, means such principles applied on a basis consistent with prior periods.

     "APU" means (1) the auxiliary power unit identified by manufacturer's serial number in the Acceptance Certificate and (2) any auxiliary power unit substituted for such auxiliary power unit in accordance with the Lease Agreement.

     "APU Basic Shop Visit" means, with respect to the APU, a full refurbishment in accordance with the APU manufacturer's recommendations.

     "APU Hour" means each hour or part thereof (rounded to the nearest one-tenth of an hour) from the moment the APU is started until the APU is turned off.

     "Authorizations" means each and every approval, waiver, authorization, consent, license, certificate or order of, or registration with, or requirement for the giving of prior notice to, or the taking of any action in respect of, the Aviation Authority, any Government Entity in the Lessee Jurisdiction or any other Government Entity having jurisdiction over Lessee, the operation of the Aircraft or any action or transaction contemplated by any Operative Document.

     "Aviation Authority" means the FAA.

     "Basic Lease Term" means the period described in Section 3.1 of the Lease Agreement.

     "Basic Rent" means the rent payable in respect of the Basic Lease Term with respect to the Aircraft pursuant to Section 3.3 of the Lease Agreement.

     "Basic Rent Adjustment Date" is defined in Section 3.3(2) of the Lease Agreement.

     "Basic Rent Payment Date" means (i) the Delivery Date and (ii) the date, in each calendar month during the Basic Lease Term after the month in which the Delivery Date occurs, numerically corresponding to the Delivery Date (or, if no corresponding date exists in any such calendar month, the last day of such month).

     "Business Day" means a day (other than a Saturday or Sunday) on which banks are not required or authorized to close in New York or one other jurisdiction, if any, designated to Lessee by Lessor in writing from time to time.

     "Citizen of the United States" means a "citizen of the United States" as defined in 49 U.S.C. 40102(a)(15).

     "CPCP" means a Corrosion Prevention and Control Program that establishes minimum requirements for the Aircraft, incorporating, among other things, the recommendations of Airframe Manufacturer as described in the Corrosion Prevention Manual, Maintenance Planning Document and the mandatory requirements established by FAA AD 90-25-01 and Airframe Manufacturer document D6-38528.

     "Default" means any Event of Default or any condition, circumstance, act or event which, upon the giving of notice, the lapse of time and/or the fulfillment of any other condition would constitute or give rise to an Event of Default.

     "Delivery Date" means the date, local time at the Delivery Location, on which the Aircraft is delivered by Lessor and accepted by Lessee pursuant to this Lease Agreement as such date is set forth in the Acceptance Certificate.

     "Dollars" and "US$" mean the lawful currency of the United States of America.

     "Engine" means (1)(a) either of Engine Manufacturer Model CFM56-7B20 engines listed by Engine Manufacturer's serial numbers in the Acceptance Certificate and originally installed on the Airframe at the time of delivery to Lessee hereunder whether or not from time to time thereafter installed on the Airframe or installed on any other airframe and (b) any Replacement Engine which may from time to time be substituted, pursuant to the terms hereof, for either of such Engines, and (2) in each case, any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the terms of
Section 1.3 of Schedule 2 to the Lease Agreement after removal from such Engine, provided that at such time as an engine shall be deemed part of the property leased hereunder in substitution for an "Engine," pursuant to the applicable provisions hereof, the replaced Engine shall cease to be an "Engine" hereunder. The term "Engines" means, as of any date of determination, all Engines then leased hereunder. Each Engine has 750 or more rated takeoff horsepower or its equivalent.

     "Engine Basic Shop Visit" means, with respect to any Engine, any shop visit, as defined by Engine Manufacturer that is based on an approved program of condition monitoring and trend monitoring of performance deterioration requiring complete disassembly, inspection and repair of at least one performance module of such Engine that results in a minimum of /*/ cycles of operation remaining on each of the life limited Parts in such Engine and with an attempt to restore performance to a level consistent with Engine Manufacturer's specifications upon the completion of the shop visit.

_____________________

     /*/ Information deleted for confidentiality purposes.

     "Engine Cycle" means, with respect to any Engine, one takeoff and landing of the airframe (including the Airframe) on which such Engine is then installed.

     "Engine Flight Hour" means each hour or part thereof (rounded to the nearest one-tenth of an hour) elapsing from the moment the wheels of the airframe (including the Airframe) on which such Engine is then installed leave the ground on takeoff until the wheels of such airframe touch the ground on landing following such flight.

     "Engine Manufacturer" means CFM International, Inc., a Delaware corporation.

     "Engine Warranty Assignment" means the Assignment of Warranties, dated as of the Delivery Date, by Lessor in favor of Lessee in form and substance reasonably satisfactory to Lessor and Lessee.

     "Event of Default" is defined in Section 12 of the Lease Agreement.

     "Event of Loss" means, with respect to the Aircraft, the Airframe or any Engine, any of the following events, conditions or circumstances with respect to such property:

     (1)  [Intentionally omitted].

     (2) The destruction of or damage of such property which renders (a) repair of such property uneconomical or (b) such property permanently unfit for normal use by Lessee or Lessor.

     (3) Any loss of or damage to such property or other occurrence which the insurers determine or agree to be a total loss.

     (4) The confiscation, condemnation, seizure, forfeiture, requisition or similar taking of the title to such property (for any reason whatsoever and whether de jure or de facto).

     (5) The confiscation, condemnation, seizure, requisition or similar taking by any Government Entity or purported Government Entity (other than a requisition for use or hire by a Government Entity of the State of Registration or any political subdivision thereof) of use or hire of such property which shall have resulted in the loss of possession or use of such property by Lessee for a period that continues until the earliest of (a) the date that is 90 days following the commencement of such loss of property or use (or, if earlier, the last day of the Lease Term) and (b) the date upon which the Aircraft is modified in such a manner as would render conversion of such property for use in normal commercial passenger service impractical or uneconomical.

     (6) The disappearance, hijacking or theft (including a confiscation, condemnation, seizure, forfeiture, requisition or similar taking of title or use not otherwise included in this definition) of such property which shall have resulted in the loss of possession or use of such property by Lessee for a period that continues until the earliest of (a) the date that is 15 days following the commencement of such loss of possession or use (or, if less, the remaining

Lease Term) and (b) the date upon which the Aircraft is modified in such a manner as would render conversion of such property for use in normal commercial passenger service impractical or uneconomical.

     (7) The requisition for use or hire by a Government Entity of the State of Registration which shall have resulted in the loss of possession or use of such property by Lessee for a period that continues until the earliest of (a) the last day of the Lease Term and (b) the date upon which the Aircraft is modified in such a manner as would render conversion of such property for use in normal commercial passenger service impractical or uneconomical.

     (8) Any divestiture or impairment of any right, title or interest of Lessor in or to an Engine as a result of the installation of such Engine on any other airframe in violation of Section 8.

     An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe. An Event of Loss with respect to one or more Engines without loss of the Airframe shall not be deemed an Event of Loss with respect to the Aircraft.

     "Expense" means any liabilities, obligations, losses (including any loss in value of the Aircraft or either Engine or any Part thereof in connection with any loss, damage, theft or destruction of the Aircraft or either Engine or any Part thereof which does not constitute an Event of Loss), damages (including damages for loss of life, injury to persons or damage to any property), penalties, fines, sanctions, claims, actions, suits, judgments, legal proceedings (whether civil or criminal), investigations, costs, disbursements and expenses (including reasonable legal fees and expenses, costs of investigation and related expenses) of every kind and nature whatsoever (including any liability, obligation or claim for loss of use and any other damages or any liability, obligation or claim arising in contract or tort, whether or not arising from the negligence, actual, implied or imputed, active or passive, or absolute or strict liability of an Indemnified Party or any other Person or under any other theory).

     "FAA" means the U.S. Federal Aviation Administration and any Person succeeding to all or any of its functions.

     "FAA Condition" means, in respect of the Aircraft, being in a condition suitable for (upon due application) immediate issuance of an FAA Standard Certificate of Airworthiness for Transport Category Aircraft and operation by a U.S. Air Carrier.

     "Final Inspection" means the inspection of the Aircraft by Lessor and any other Inspecting Parties during any part of the inspections, checks, and test flights required pursuant to Section 3 of Schedule 2 to the Lease Agreement or otherwise performed in connection with the Return.

     "Final Maintenance" means the work to be performed by Lessee in order to cause the Aircraft to meet the requirements of Schedule 2 to the Lease Agreement, including Annex 1 thereto.

     "Financing Party" means (1) each Person, if any, providing, directly or indirectly, debt or equity financing or refinancing of the Aircraft, as such parties are identified by Lessor to Lessee from time to time, and (2) the Security Agent, if any.

     "Financing Security Documents" means all documents related, directly or indirectly, to the debt or equity financing or refinancing of the purchase price of the Aircraft and providing for a security, mortgage or other interest in the Aircraft or any Operative Document, as such documents are identified by Lessor to Lessee from time to time.

     "Follow-On Operator" means any Person acquiring title to or the right to use the Aircraft after the end of the Lease Term (whether or not such Person is an airline or other operator).

     "Government Entity" means (1) any national, state or local government of any country or any international authority (including in each case, any central bank or fiscal, tax or monetary authority), (2) any board, commission, department, division, instrumentality, court, agency, territory, possession or political subdivision of any entity described in clause (1) above, however constituted, (3) any association, organization or institution of which any entity described in clause (1) or (2) above is a member or to whose jurisdiction any thereof is subject or in whose activities any thereof is a participant and
(4) any taxing authority of any entity described in clause (1), (2) or (3) above.

     "Guarantee" means Guarantee (MSN 30271) dated as of the date of the Lease Agreement, by Boullioun Aviation Services, Inc. in favor of Lessee.

     "Indemnified Party" means Lessor, each Financing Party and the successors and permitted assigns of each of the foregoing and the directors, officers, corporate stockholders, partners, employees, servants and agents of each of the foregoing.

     "Inspecting Party" is defined in Section 3.3.1 of Schedule 2 to the Lease Agreement.

     "Insured Party" means each Indemnified Party.

     "Landing Gear" means (1) the landing gear assemblies (LM, RM and nose) of the Aircraft identified by the respective serial numbers in the Acceptance Certificate and (2) any landing gear assembly substituted for any such identified landing gear assembly in accordance with the Lease Agreement.

     "Landing Gear Cycle" means, with respect to any Landing Gear, one takeoff and landing of the airframe (including the Airframe) on which such Landing Gear is from time to time installed.

     "Landing Gear Overhaul" means any full overhaul of any Landing Gear to essentially full manufacturer specification and operating condition, and, for the avoidance of doubt, "full overhaul" does not mean only the replacement, repair or overhaul of any rotable components, any cleaning or replacement of seals, any repair of brakes, wheels or tires, brake rods, struts or braces, in each case, that occurs any more frequently than a full overhaul.

     "Law" shall include any statute, regulation, court order, treaty or any other requirement having the force of law.

     "Lease Term" means the Basic Lease Term.

     "Lessee Jurisdiction" means the United States of America, which shall include the nation and national government of any Government Entity affiliated therewith or subordinate thereto, any political subdivision thereof, any regional or local government authority therewithin or any Government Entity affiliated with or subordinate to any such political or regional or local government authority.

     "Lessee's Maintenance Program" means Lessee's Aviation Authority-approved, written block maintenance, inspection and repair program and schedule for Airframe Manufacturer 737-700 aircraft, as described in the Maintenance Planning Document, and as designed in accordance with the Airframe Manufacturer's, Engine Manufacturer's and parts manufacturers' respective maintenance planning documents and recommendations, and the CPCP, and as amended by the Lessee from time to time and approved by the Aviation Authority.

     "Lessor Jurisdiction" means the State of Washington.

     "Lessor Lien" means any Lien over all or any part of the Aircraft arising by or through Lessor.

     "Letter of Credit" is defined in Section 4.4 of the Lease Agreement.

     "Letter of Credit Validity Date" means the date which is one month after the Basic Lease Term Termination Date.

     "Lien" means any mortgage, pledge, lien, charge, encumbrance, hypothecation, lease, sublease, seizure, exercise of rights, security interest, judgment, writ, order or other claim or right of possession of any kind or nature whatsoever, however and wherever created or arising and whether or not consensual (including any agreement or arrangement to give or effect any of the foregoing and any conditional sale or other title retention agreement).

     "Loose Equipment" means the Parts and other equipment identified as such by Lessor and Lessee on or prior to the Delivery Date.

     "Maintenance Planning Document" means the Airframe Manufacturer's maintenance planning document for Model 737-700 aircraft, as described in Appendix C of the June 2000 revision to such maintenance planning document, and as amended from time to time by Airframe Manufacturer.

     "Major Modifications" shall include (1) cabin modifications that materially change the interior layout of the Aircraft, (2) changes to the Aircraft structure or performance of the

Aircraft, (3) changes that adversely affect interchangeability or replaceability of Parts, (4) changes that invalidate or impair any warranty with respect to the Aircraft or any Engine or Part and (5) changes that adversely affect the eligibility of the Aircraft to obtain an airworthiness certificate from the Aviation Authority, but in all cases shall exclude changes pursuant to all Required Modifications.

     "Material Adverse Effect" means a material adverse effect on the ability of Lessee to carry on its business or to perform its obligations under any Operative Document to which it is or will be a party.

     "Merger" means any Person's consolidation with, or merger into or with, any other corporation or any Person's conveyance, transfer or lease of substantially all of its assets as an entirety to any other Person.

     "Mitigation Credit" is defined in Section 13.4 of the Lease Agreement.

     "Modification" means any modification, addition, alteration, removal or other change (including performance of ADs and SBs and the removal of Obsolete Parts) to the Airframe, any Engine or any Part.

     "Modification Parts" means those Parts installed on the Aircraft in connection with a Modification.

     "Obsolete Parts" means Parts that Lessee has determined in its reasonable judgment to be no longer suitable or appropriate for use on the Airframe or such Engine.

     "Operative Documents" means the Lease Agreement, the Acceptance Certificate, each other document delivered by Lessee to Lessor pursuant to
Schedule 6, each other document delivered after the date hereof under or in connection with any of the foregoing and any other document which Lessor and Lessee agree is an "Operative Document".

     "Parts" means any and all appliances, parts, components, modules, navigation, avionics and communications equipment, computers, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (including the APU and the Landing Gear, but excluding complete Engines or engines and equipment described in Section 1.4.6 of Schedule 2 to the Lease Agreement) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine, so long as title thereto shall remain vested in Lessor, in accordance with the terms of Section 1.3 of Schedule 2 to the Lease Agreement.

     "Permitted Jurisdiction" means any country (1) which is not the subject of United States, Lessor Jurisdiction, Lessee Jurisdiction or United Nations sanctions or United Nations Security Council directives or (2) to or in which the operation of the Aircraft is not prohibited by the Laws of the United States, Lessor Jurisdiction or Lessee Jurisdiction.

     "Permitted Lien" means any Lien referred to in clauses (a) through (e), inclusive, of Section 6.2.4(1).

     "Permitted Sublease" means a sublease of the Aircraft to a Permitted Sublessee as provided in Section 8.4 of the Lease Agreement.

     "Permitted Sublessee" means any U.S. Air Carrier listed in Schedule 8; provided, that (1) either Lessor or Lessee may propose the addition or deletion of any U.S. Air Carrier to or from Schedule 8 and the other shall not unreasonably withhold its consent to such addition or deletion, and (2) in any case, at the time of any proposed sublease to such U.S. Air Carrier, no Default under the Lease Agreement would exist were such U.S. Air Carrier then the "Lessee" under the Lease Agreement.

     "Person" means any individual, corporation, trust, partnership, unincorporated association, joint venture, association, joint-stock company, government or Government Entity.

     "Relevant Default" means any condition, circumstance, act or event which, upon the giving of notice, the lapse of time and/or the fulfillment of any other condition would constitute or give rise to an Event of Default under Section
12.1 or 12.4.

     "Rent" means, collectively, Basic Rent and Supplemental Rent.

     "Rent Payment Date" means a Basic Rent Payment Date.

     "Replacement Engine" means an Engine Manufacturer Model CFM56-7B20 engine (or an improved model having a modification status, value, thrust rating and utility at least equal to such an Engine Manufacturer Model CFM56-7B20 engine) (including all warranty rights with respect to such engine) (1) which is suitable for installation and use on the Airframe without impairing the value or utility of the Aircraft and (2) which has a modification status, value, condition and utility (in each case, taking into account the age of the Engine and the accumulated Engine Flight Hours and Engine Flight Cycles since new and since its last Engine Basic Shop Visit) at least equal to the Engine it is replacing (assuming such Engine was at least in the modification status, condition and repair required by the terms hereof immediately prior to being replaced).

     "Required Modifications" is defined in Section 1.2.1 of Schedule 2 to the Lease Agreement.

     "Reserves" means all amounts payable by Lessee pursuant to Section 2 of
Schedule 2 to the Lease Agreement.

     "Responsible Officer" means, when used with respect to Lessee, its President, General Counsel and, with respect to financial matters, Treasurer, and, with respect to any particular matter related to any Operative Document, any other officer of Lessee who has responsibility for such matter because of his knowledge of and familiarity with such matter.

     "Return" means the return of the Aircraft by Lessee to Lessor at the Return Location (or such other location as may be agreed by Lessor and Lessee) in the condition and manner required by Section 3 of Schedule 2 to the Lease Agreement and the other provisions of the Operative Documents, as evidenced by the execution by Lessor, and the delivery to Lessee, of a return receipt.

     "Return Acceptance Certificate" means the acceptance certificate to be delivered by Lessor to Lessee pursuant to Section 3.4 of Schedule 2 to the Lease Agreement.

     "Return Location" means (1) an airport located in the United States, on Lessee's route system and where Lessee can perform maintenance on the Aircraft, designated by Lessor in writing and, unless an Event of Default has occurred and is continuing, at least 30 days prior to the last day of the Lease Term or (2) an airport designated by Lessor and reasonably acceptable to Lessee.

     "SB" means any optional, recommended, mandatory or alert service bulletin or service letter as, where not expressly specified in any Operative Document, issued by Airframe Manufacturer, Engine Manufacturer or the manufacturer of any Part.

     "Secured Obligations" means Lessee's obligations under the Lease Agreement and under each other Operative Document.

     "Security Agent" means the designated representative, howsoever denominated, of one or more of the Financing Parties, as such agent is identified by Lessor to Lessee from time to time.

     "Security Deposit" means all of the amounts held by Lessor from time to time under Section 4.1.

     "State of Registration" means the United States of America.

     "Sublease Assignment" is defined in Section 8.4(4) of the Lease Agreement.

     "Subordination Acknowledgement" is defined in Section 8.4(4) of the Lease Agreement.

     "Successor" is defined in Section 6.2.2 of the Lease Agreement.

     "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes, agrees or otherwise becomes liable to pay to any Indemnified Party or Tax Indemnitee or any other Person under any of the Operative Documents, including payments of or in respect of the Security Deposit, Reserves, Stipulated Loss Value, Expenses, Taxes, interest accrued pursuant to Section 3.5.3 or other amounts payable under any indemnities.

     "Taxes" means any and all present or future fees (including license, documentation and registration fees), taxes (including income, gross receipts, sales, rental, use, turnover, value-added, goods and services, property (tangible or intangible), excise, franchise, capital, user, transfer, doing business and stamp taxes or duties), licenses, levies, imposts, duties, recording charges or fees, or other charges, assessments, deductions or withholdings of any nature whatsoever, together with any assessments, penalties, late payment charges, notary charges, fines, additions to tax or other similar liabilities with respect to any of the foregoing and interest on any of the foregoing.

     "Taxing Authority" means any Government Entity (including the Lessee Jurisdiction, the Lessor Jurisdiction and the State of Registration) or any political subdivision or taxing authority thereof or therein or any international taxing authority.

     "Tax Indemnitee" means Lessor, any successor or assign of Lessor permitted under the terms of this Lease Agreement, the owner/member of Lessor, and any Person that is a member of a group that files a consolidated or combined tax return that includes Lessor or the owner/member of Lessor.

     "Termination Costs" means any and all reasonable fees, costs and expenses incurred by Lessor for (1) the purchase of non-Lessor specification modifications requested by Lessee (which, if removed at the request and expense of Lessee, shall be the property of Lessee), (2) remarketing of the Aircraft (including an amount equal to Monthly Basic Rent pro-rated for each day the Aircraft is not subject to a lease agreement with the next succeeding lessee),
(3) modifications to conform the Aircraft to Lessor specifications, and (4) Aircraft storage during the above described periods, with no amounts owing by Lessee to Lessor for any period following commencement of such next succeeding lease.

     "U.S. Air Carrier" means a commercial United States air carrier as to which there is in force an operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of U.S. Aviation Laws for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and an operating certificate issued pursuant to Part 121 of the U.S. Federal Aviation Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor.

     "U.S. Government" means the United States of America or an agency or instrumentality thereof, the obligations of which bear the full faith and credit of the United States of America.

                                    PART II
                                 Construction

     1. In each Operative Document, unless expressly provided otherwise, a reference to:

     (a) Each of "Lessor" or "Lessee" or any other Person includes, without prejudice to the provisions of such Operative Document, any successor in interest to it and any permitted assignee and, in the case of any Government Entity, any Government Entity succeeding to all or any of its functions.

     (b) The word "including" shall be construed as "including, without limitation."

     (c)  Words importing the plural include the singular and vice versa.

     (d) Any document includes that document as amended, modified or supplemented from time to time in accordance with its terms, and any document entered into in substitution or replacement therefor.

     (e) The words "this Agreement," "hereby," "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in such Operative Document refer to such Operative Document as a whole including the Schedules and Exhibits, and all Annexes, Attachments and Supplements thereto, and not to any particular provisions of such Operative Document.

     (f) A Section or an Exhibit or a Schedule is a reference to a section of, or an exhibit or a schedule to, such Operative Document.

     2. Headings used in each Operative Document are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Document.

                                  SCHEDULE 2
                              OPERATIONAL MATTERS
                                  (MSN 30271)

SECTION 1.   MAINTENANCE; OPERATION; ETC.

     1.1     General Maintenance

     Lessee, at its own expense, shall, at all times during the Lease Term and until the Aircraft is returned pursuant to the requirements of the Lease Agreement, maintain, service, repair, test, inspect and overhaul the Aircraft, or cause the Aircraft (subject to Section 8 of the Lease Agreement) to be maintained, serviced, repaired, tested, inspected and overhauled:

     1.1.1  In accordance with:

             (1)  Lessee's Maintenance Program.

             (2) The rules and regulations of the Aviation Authority.

     1.1.2 In accordance with Lessee's general maintenance practices and without discrimination with respect to such practices.

     1.2     Modifications and Other Maintenance

     Without limiting Lessee's obligations under Section 1.1 of this Schedule 2, Lessee shall, at its own expense:

          1.2.1   Required Modifications; Costs

     Procure that (1) all Aviation Authority AD modifications and all alert SB modifications applicable to the Aircraft and due or recommended during the Lease Term are completed on a timely basis and (2) all Aviation Authority AD inspections and all alert or mandatory SB inspections due or recommended during the Lease Term are completed on a timely basis (clauses (1) and (2), collectively, "Required Modifications"), provided that Lessee may, in good faith, contest the validity or application of any such Required Modification during the Lease Term in any manner which does not involve any danger of the sale, forfeiture or loss of the Aircraft or, in the reasonable judgment of Lessor, otherwise materially adversely affect Lessor. Lessor shall pay a portion of the cost of certain Modifications, as expressly provided under "AD Cost Arrangements" in Section 1 of Schedule 1 to the Lease Agreement and as expressly provided in respect of Post-Delivery Modifications under Schedule 3, but shall not be obligated to pay any other Modification costs.

          1.2.2   Corrosion Prevention and Control

     Procure that the Aircraft shall be maintained in accordance with an effective corrosion prevention and control program based on the Maintenance Planning Document, CPCP and additional recommendations, including the recommendations set forth in SBs.

          1.2.3   Repairs

     Procure that all repairs to the Aircraft shall be (1) without life restriction, (2) accomplished in accordance with the applicable manufacturer's repair manual and related documents and (3) otherwise accomplished in accordance with the rules and regulations of the Aviation Authority.

          1.2.4   Agreed Maintenance Performer

     Ensure that only an Agreed Maintenance Performer services, maintains, overhauls, repairs or performs any Modifications on or to the Aircraft or any installed engine or part.

     1.3    Replacement of Parts

          1.3.1   Replacement of Parts Required

     Except with respect to Modification Parts which may be removed pursuant to
Section 1.4.5 of this Schedule 2 and except with respect to Obsolete Parts, Lessee (a) shall replace, at its own expense, all Parts which may from time to time become worn out, obsolete, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, and (b) may replace, at its own expense (it being understood that Lessee shall use reasonable commercial efforts to ensure that any such replacement is made only in the ordinary course of business), any other Parts, in each case with replacement parts as set forth in this Section 1.3. Each such replacement part incorporated or installed in or attached or added to the Airframe or any Engine shall:

     (1)  be free and clear of all Liens (except for Permitted Liens);

     (2) be in as good operating condition, and have the same interchangeable modification status as, and have a value and utility at least equal to, and, at the time of the Final Inspection, have historically no worse reliability or higher failure rate than, the Part replaced (assuming it was in the condition and repair required under this Agreement);

     (3)  be of the same make and the same or more advanced model; and

     (4) have a current, legal and valid release certificate/airworthiness approval tag identified as FAA Form 8130-3 or JAA Form 1 or equivalent.

     Lessee may use a replacement part that does not comply with the requirements of this Section 1.3.1 if a complying part cannot be procured or installed within the available ground time of the Aircraft, provided that the original Part is reinstalled or the noncomplying part is removed and replaced by a complying part, in each case as promptly as practicable or, if earlier, on or before the last day of the Lease Term.

          1.3.2   Ownership of Parts

     Immediately upon any part (including Modification Parts) becoming incorporated in, installed on or attached to the Airframe or any Engine, without further act:

     (1) title to such part shall thereupon vest in Lessor, free and clear of all Liens (other than Permitted Liens) and such part shall become subject to the Lease Agreement and be deemed a "Part" of such Airframe or such Engine for all purposes hereof; and

     (2) title to any replaced Part shall thereupon vest in Lessee, free and clear of all rights of Lessor and all Lessor Liens and shall no longer be deemed a Part hereunder;

except that with respect to non-complying parts described in the last sentence of Section 1.3.1 of this Schedule 2, where such non-compliance is due to the failure to meet the requirements of Section 1.3.1 of this Schedule 2, and with respect to the parts described in Section 1.4.6 of this Schedule 2, the provisions of clauses (1) and (2) above shall not apply.

     Lessee will at its own expense take all such steps and execute, and procure the execution of, all such instruments as Lessor may reasonably request to evidence, and which are necessary to ensure, that title so passes to Lessor according to all applicable laws. All Parts (other than Modification Parts) at any time removed from the Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Airframe or any Engine and which meet the requirements set forth in Section
1.3.1 of this Schedule 2.

     1.4    Modifications

          1.4.1   Ability to Modify

     Lessee, at its own expense, may from time to time add further parts or accessories and make such Modifications to the Airframe or any Engine as Lessee may deem desirable in the proper conduct of its business (so long as title to any Obsolete Parts shall remain in Lessor), provided that:

     (1) Lessee shall not, without Lessor's prior written consent, make any Major Modifications to the Aircraft, and in connection with obtaining such consent Lessee shall provide Lessor with advance copies of all designs, plans, diagrams, drawings and data to be used by Lessee in accomplishing such Major Modifications. Prior to the Return, Lessee shall secure an FAA supplemental type certificate for such Major Modification or, in lieu thereof, reverse the modification and return the Aircraft to the condition it was in prior to such modification and so that the Aircraft is in FAA Condition.

     (2) No such Modification shall diminish the value or utility of the Airframe or such Engine, or impair the condition or airworthiness thereof, below the value, utility, condition or airworthiness thereof immediately prior to such Modification, assuming the Airframe or such Engine were then of the value and utility and in the condition and repair required to be maintained by the terms of each Operative Document.

     (3) Lessor shall not be required under any circumstances to pay directly or indirectly for any Modifications, except (1) as expressly provided under "AD Cost Arrangements" in Section 1 of Schedule 1 to the Lease Agreement and (2) as expressly provided in respect of Post-Delivery Modifications under Schedule 3.

          1.4.2   [Intentionally Omitted]

          1.4.3   Reversal of Modification at Lessee's Option

     Notwithstanding the foregoing, Lessee may, at any time during the Lease Term and at its own expense, reverse any Modification, provided that such Modification (1) is not required to have been made pursuant to the terms hereof and (2) can be reversed and the Aircraft restored to its required condition as if such Modification had not been made.

          1.4.4   Reversal of Modification at Lessor's Request

     Upon the written request of Lessor, to be given at least 90 days prior to the scheduled expiration of the Lease Term, Lessee shall, on or before the last day of the Lease Term and at its own expense, reverse any Modification (other than Post-Delivery Modifications, which shall be governed by Section 1 of Annex 1 to this Schedule 2, and Required Modifications) and restore the Aircraft to its required condition as if such Modification had not been made.

          1.4.5   Title to Removed Modification Part

     Upon the removal by Lessee of any Modification Part as provided in Sections
1.4.3 and 1.4.4 of this Schedule 2, title thereto shall, without further act, vest in Lessee free and clear of Lessor and all Lessor Liens, and such Modification Part shall no longer be deemed a Part of the Airframe or Engine from which it was removed. Any Modification Part not removed by Lessee as above provided prior to the return of the Airframe or Engine to Lessor hereunder shall remain the property of Lessor.

          1.4.6   Passenger Communication Equipment

     Notwithstanding Sections 1.3.1 and 1.3.2 of this Schedule 2, Lessee may from time to time install on the Aircraft equipment that is leased or conditionally sold to Lessee (and title to such equipment shall remain vested in the lessor or conditional vendor thereof) if (1) such equipment is passenger communications and entertainment equipment and (2) it can be removed without causing material damage to the Aircraft and any damage caused by such removal is, prior to Return, repaired so that the Aircraft is restored to a condition at least as good as prior to such installation.

          1.4.7   Service Bulletin Kits

     During the Lease Term, Lessee shall from time to time request, and shall install or retain, all SB kits relating to the Aircraft, any Engine or any Part which are available to Lessee at no cost other than shipping and handling costs. If any "no cost" period lapses without Lessee acquiring such kit, Lessee shall be obligated to acquire such kit at the manufacturer's then cost for such kit.

     1.5    Documentation

          1.5.1   During the Lease Term, Lessee shall maintain:

     (1) the log books, records, manuals and other data or documents delivered to Lessee with respect to the Aircraft, either Engine or any Part;

     (2) all other logbooks, records, manuals, data, drawings or other documents that are required to be maintained during the Lease Term under the terms of any Operative Document, by the Aviation Authority, Lessee's Maintenance Program, Airframe Manufacturer, Engine Manufacturer or the manufacturer of any Part and those that are provided to Lessee or otherwise maintained during the Lease Term with respect to the Aircraft, including, in the case of each life-limited Part, accurate back-to-birth records;

     (3) Updates or additions to any of the foregoing and renewals, revisions and replacements to any of the foregoing from time to time created or obtained in accordance with any Operative Document, applicable Law or otherwise;

all of which shall be maintained in the English language, current and up-to-date (through subscription to Airframe Manufacturer and Engine Manufacturer update services and with all documents and records unique to the Aircraft to be maintained unique to the Aircraft).

          1.5.2 Any Aircraft Documentation not already owned by Lessor, when and as created or obtained by Lessee, shall thereupon become the property of Lessor.

          1.5.3 Lessee shall make commercially reasonable efforts to advise Lessor of Lessee's intention to dispose of any Aircraft Documentation which Lessee is no longer required to retain under the provisions of Lessee's approved maintenance policies and the requirements of the Aviation Authority, and, at Lessor's request, shall return to Lessor any such Aircraft Documentation requested by Lessor; provided, that absent gross negligence or willful misconduct by Lessee, any failure by Lessee to comply with the foregoing shall not constitute a Default hereunder.

     1.6    Operation

          1.6.1 Lessee shall not operate the Aircraft (or permit the operation of the Aircraft) in violation of any applicable Law, in violation of Lessee's Maintenance Program or any manufacturer's operating manuals, recommendations or instructions, in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such Government Entity or in violation of any United Nations sanctions or restrictions. Lessee shall at all times during the Lease Term maintain a valid certificate of airworthiness for the Aircraft in full force and effect unless the FAA shall have suspended the certificates of airworthiness for all Airframe Manufacturer 737-700 aircraft, powered by engines the same as or similar to the Engines, operating in the United States.

          1.6.2 Lessee shall not operate or locate the Aircraft or permit the Aircraft to be operated or located (1) outside of the Permitted Jurisdictions,
(2) in any area excluded from coverage by, or in any manner or for any purpose excepted from coverage under, any insurance in effect or required by the terms of the Lease Agreement or in any war zone or in any recognized or threatened area of hostilities and unless fully covered by war-risk and allied perils insurance as required under Section 11.

          1.6.3 Lessee shall not use, or permit the use of, the Aircraft for testing or for training, qualifying or reconfirming the status of flight crew members other than employees of Lessee, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other Airframe Manufacturer Model 737-700 aircraft owned or operated by Lessee.

     1.7    Identification Plates, Etc.

     On the Delivery Date, Lessor shall cause Airframe Manufacturer to affix, and thereafter Lessee shall at all times maintain in respect of the Airframe and each Engine a fireproof and legible identification plate of a reasonable size, in the location specified below, that contains the following legends or any other legend requested from time to time by Lessor in writing:

     (1) In the case of the Airframe, in the upper sill of the left-hand forward entry door, adjacent to Airframe Manufacturer's plate, "THIS AIRCRAFT IS OWNED BY BELLEVUE COASTAL LEASING LLC AND IS HELD UNDER LEASE BY MIDWAY AIRLINES CORPORATION."

     (2) In the case of each Engine, in a clearly visible place in close proximity to the manufacturer's plate, "THIS ENGINE IS OWNED BY BELLEVUE COASTAL LEASING LLC AND IS HELD UNDER LEASE BY MIDWAY AIRLINES CORPORATION."

     1.8    Costs of Maintenance, Operation, Etc.

     Lessee shall pay all costs incurred in the acceptance, delivery, nondelivery, lease, sublease, charter, subcharter, deregistration, reregistration, possession, use, presence, existence, operation, condition, storage, preparation, installation, testing, manufacture, design, modification, alteration, maintenance, repair, re-lease, sale, return, transportation, transfer, exportation, importation, abandonment or other disposition of the Aircraft, the Airframe, any Engine or engine or Part or any other thing delivered under the Lease Agreement during the

Lease Term, including the costs and expenses of flight crews, cabin personnel, fuel, oil, lubricants, maintenance, insurance and navigational charges, landing fees and the like.

     1.9    Inspection

     At all reasonable times, and on reasonable notice, Lessor's personnel and/or its authorized representatives (including the personnel and/or authorized representatives of a potential Follow-On Operator) may (at Lessor's expense, or if such inspection is made in connection with or following an Event of Default, at Lessee's expense) inspect the Airframe and Engines and inspect and make copies of the Aircraft Documentation and Lessee's Maintenance Program, and if such inspection is made at the time of any maintenance operation, such Persons may inspect behind any panels, bays or other apertures that have already been opened in the course of such maintenance operation, provided that, so long as no Event of Default shall have occurred and be continuing, no exercise of such inspection right shall materially interfere with the normal operation or maintenance of the Aircraft by Lessee. Lessor shall not have a duty to make any such inspection nor shall it incur any liability or obligation by reason of making or not making any such inspection.

SECTION 2.  MAINTENANCE RESERVE PAYMENTS

     2.1    Maintenance Reserve Amounts

          2.1.1  Maintenance Reserve Amounts

     Lessee shall pay to Lessor with respect to the Lease Term on the tenth day of each calendar month, commencing on the tenth day of the calendar month following the Delivery Date, and ending on the tenth day of the calendar month following the last day of the Lease Term, the amounts set forth below:

     (1) In respect of the Airframe, the Reserve Amount--Airframe for each Airframe Flight Hour that the Airframe is operated during the preceding calendar month.

     (2) In respect of each Engine, the Reserve Amount--Engine O/H for each Engine Flight Hour that each Engine is operated during the preceding calendar month.

     (3) In respect of life-limited Parts installed in each Engine, the Reserve Amount--Engine LLP for each Engine Cycle completed by such Engine during the preceding calendar month.

     (4) In respect of the Landing Gear, the Reserve Amount--Landing Gear for each Landing Gear Cycle during the preceding calendar month.

     (5) In respect of the APU, the Reserve Amount--APU for each Airframe Flight Hour that the Airframe is operated during the preceding calendar month.

          2.1.2   Hour-to-Cycle Ratio

     The Dollar amounts referred to in Section 2.1.1 of this Schedule 2 are based upon an assumed hour-to-cycle ratio for the Airframe and each Engine equal to the Reserve--Assumed Hour-to-Cycle Ratio. On or about each anniversary of the Delivery Date, and on the last day of the Lease Term, Lessor shall determine whether during the preceding 12 months the actual ratio fell below or rose above this assumed level by more than 0.1, and if so such Dollar amounts, as adjusted in accordance with Sections 2.1.3 and 2.1.4 of this Schedule 2, shall be adjusted in accordance with the table set forth at "Reserve--Assumed Hour-to-Cycle Ratio Adjustments" in Section 1 of Schedule 1 to the Lease Agreement and Lessor shall determine, with reference to such table (1) the relevant Dollar amounts payable by Lessee hereunder on each succeeding month, if any, until the next adjustment under this Section 2.1.2 (and Lessor shall so notify Lessee) and
(2) the amount of any surplus or shortfall in the relevant account balances (and Lessor shall so notify Lessee, and promptly thereafter, Lessee shall pay to Lessor any such shortfall or Lessor shall pay to Lessee any such surplus).

          2.1.3   Reserve Inflation Rate

     Each of the Dollar amounts payable under Section 2.1.1 of this Schedule 2, as adjusted from time to time, shall be adjusted on the anniversary of the Delivery Date each year during the Lease Term by multiplying (1) such Dollar amount by (2) the relevant Reserve--Assumed Inflation Rate.

          2.1.4   Engine De-Rate

     The Dollar amount set forth in clause (2) of Section 2.1.1 of this Schedule 2 assumes that Lessee will operate the Engines using an average de-rate of 10% or more. If Lessee operates the Engines using an average de-rate of less than 10% during any 12-month period ending on an anniversary of the Delivery Date, then such Dollar amount shall be adjusted as of such anniversary, effective for the next succeeding 12-month period, by multiplying such Dollar amount by the Reserve--Assumed De-Rate Adjustment. Lessor shall notify Lessee of any such adjustment as soon as possible after the relevant anniversary of the Delivery Date, and promptly thereafter, Lessee shall pay to Lessor any shortfall in the relevant account balance arising since the date of such anniversary because of such adjustment.

     2.2    Reimbursement

     (1) Lessor shall, subject to Section 2.4 of this Schedule 2, reimburse Lessee from the Airframe account for the actual costs incurred by Lessee in respect of labor and materials consumed during the Airframe Structural Check including the cost of defect rectification (but excluding, the APU and Landing Gear, and excluding other components unless they are scheduled to be overhauled at that check and their lives are fully restored);

     (2) Lessor shall, subject to Section 2.4 of this Schedule 2, reimburse Lessee for the cost of a scheduled Engine Basic Shop Visit pursuant to the Lessee's Maintenance Program, from the appropriate Engine sub-account and for such amounts as are equal to the costs incurred by Lessee for such Engine Basic Shop Visit, including replacement of life-limited parts and components that are scheduled for overhaul or replacement at that Engine Basic Shop Visit, and for the portion (relating to performance restoration of such Engine only, excluding any costs relating to the disassembly or final assembly of such Engine and any costs described in the proviso appearing at the end of this Section 2.2) of unscheduled overhauls (including any unscheduled overhaul occasioned by foreign object damage) that replaces work which would have been carried out at the time of a scheduled overhaul;

     (3) Lessor shall, subject to Section 2.4 of this Schedule 2, reimburse Lessee from the APU account the actual costs incurred by Lessee in respect of labor and materials consumed during a scheduled APU Basic Shop Visit, including the cost of defect rectification, and for the portion (relating to performance restoration of the APU only, excluding any costs relating to the disassembly or final assembly of the APU and any costs described in the proviso appearing at the end of this Section 2.2) of unscheduled overhauls (including any unscheduled overhaul occasioned by foreign object or accidental damage) that replaces work which would have been carried out at the time of a scheduled overhaul; and

     (4) Lessor shall, subject to Section 2.4 of this Schedule 2, reimburse Lessee from the Landing Gear account the actual costs incurred by Lessee in respect of labor and materials consumed during any scheduled Landing Gear Overhaul, including the cost of defect rectification, and for the portion (relating to performance restoration of such Landing Gear assembly only, excluding any costs relating to the disassembly or final assembly of such Landing Gear assembly and any costs described in the proviso appearing at the end of this Section 2.2) of unscheduled overhauls (including any unscheduled overhaul occasioned by accidental damage) that replaces work which would have been carried out at the time of a scheduled overhaul;

provided that no reimbursement shall be made in respect of costs incurred to repair accidental damage, foreign object damage, faulty maintenance or repair, operational mishandling or maintenance or repair covered by warranty, service life policy or the like.

     2.3    Account Balances

     Lessor shall keep a notional running account in respect of the Airframe, each Engine (with overhaul and life limited parts sub-accounts), the APU and the Landing Gear to which shall be credited all amounts in respect thereof received under Section 2.1 hereof and debited all sums paid in respect thereof by Lessor to, or on behalf of, Lessee under Section 2.2 of this Schedule 2.

     2.4    No Negative Balances

     Lessor shall not be obliged to pay any sum under Section 2.2 of this
Schedule 2 to the extent the amount requested would exceed the lesser of (1) the balance in the relevant notional account at and as of the time the relevant Airframe Structural Check, Engine Basic Shop Visit, APU Basic Shop Visit or Landing Gear Overhaul was completed and (2) the balance of such notional account at the time Lessor is required pursuant to this
Section 2 to make a payment to Lessee in respect of such request. In any case in which the amount paid to Lessee is not sufficient to pay the cost of such Airframe Structural Check, Engine Basic Shop Visit, APU Basic Shop Visit or Landing Gear Overhaul, to such extent Lessee shall be obligated to meet such costs from its own resources. No shortfall may be carried forward or made the subject of any further claim for reimbursement.

     2.5    Rights in Reserves

     For the avoidance of doubt, it is agreed and acknowledged that as between Lessor and Lessee the amounts in the accounts referred to in Section 2.3 of this
Schedule 2 are the sole and exclusive property of Lessor and Lessor shall be entitled to retain absolutely any credit balance, including any interest thereon, on the accounts referred to in Section 2.3 of this Schedule 2 remaining after any expiration or termination of the Lease Term.

     2.6    Payments

     Lessee shall promptly submit to Lessor detailed and substantiated labor and material invoices for all maintenance for which reimbursement is sought under this Section 2 and, in any event, not later than the 30th day following receipt by Lessee of such invoices from the Agreed Maintenance Performer (or, if such maintenance is performed by Lessee, not later than the 60th day following completion of such maintenance). Lessor shall pay to Lessee all amounts reimbursable hereunder promptly upon its receipt of such invoices. In the event that any payment otherwise due to Lessee is not paid to Lessee as the result of any Relevant Default or Event of Default then continuing, Lessor shall pay such amount to Lessee promptly upon Lessee's having cured such Relevant Default or Event of Default, but only if no other Relevant Default or Event of Default shall be then continuing.

SECTION 3.  RETURN OF THE AIRCRAFT

     3.1    Date and Location of Return

     Not later than the end of the Lease Term, subject only to Section 10.3 of the Lease Agreement, Lessee, at its own risk, cost and expense, shall return the Aircraft, including the Airframe, the Engines, all Parts thereof and the Aircraft Documentation to Lessor at the Return Location in accordance with the provisions of the Lease Agreement, including this Schedule 2, and the other Operative Documents.

     3.2    Condition of Aircraft

     At Return, Lessee shall, at its sole risk, cost and expense, procure that the Aircraft is free and clear of all Liens (other than Lessor Liens) and that the Aircraft complies in all respects with the conditions and requirements set forth in the Lease Agreement, including Annex 1 to this Schedule 2, and the other Operative Documents.

     3.3    Final Inspection

          3.3.1   Ground Inspection

     No less than 60 days prior to commencement of the Return, Lessee shall provide Lessor with written notice of the date of, and a reasonably complete plan for the content of, the Final Maintenance and, no less than 30 days in advance of the commencement of the Final Maintenance, shall give Lessor further written notice of the date of, and any changes to the plan for, the Final Maintenance. During such Final Maintenance, the Aircraft, including the Aircraft Documentation, shall be made available to Lessor and/or Lessor's agents, representatives and designees (each, an "Inspecting Party") for ground inspection by the Inspecting Parties at Lessee's facilities or such other location as may be agreed by Lessor and Lessee. No less than 60 days prior to the end of the Lease Term, Lessee shall make available to the Inspecting Parties such documentation regarding the condition, use, maintenance, operation and history of the Aircraft during the Lease Term as Lessor may reasonably request. The Final Inspection shall include the procedures set forth in Annex 1 to this
Schedule 2.

          3.3.2   Demonstration Flight

     Immediately prior to Lessor's technical acceptance of the Aircraft, Lessee shall, using its own pilots, carry out for the Inspecting Parties a demonstration flight of the Aircraft in accordance with such procedures as may be mutually agreed between Lessor and Lessee, which shall be substantially the same as the procedures used in Airframe Manufacturer's predelivery flight test, to demonstrate compliance with the requirements of this Section 3. Such flight shall continue for the duration necessary to perform such check flight procedures, but for a period not exceeding three hours of flying time.

     3.4    Technical Acceptance

     Upon completion of the Final Inspection and, unless otherwise agreed by Lessor pursuant to this Section 3.4, correction of any discrepancies from the required return condition of the Aircraft, Lessor shall execute and deliver to Lessee a Return Acceptance Certificate which shall, except as provided therein, constitute complete, irrevocable and absolute evidence of Lessor's acceptance of the Aircraft. If any such discrepancies are not corrected when the Aircraft is scheduled to be returned, Lessor may, at its sole option, accept the Aircraft and any such discrepancies may be corrected by Lessor or its designee after return of the Aircraft, provided that this Section 3.4 shall not be construed as permitting or authorizing Lessee to fail to meet, or consenting to or waiving any failure by Lessee to perform, Lessee's obligation to return the Aircraft in accordance with the requirements of the Lease Agreement. Lessee shall reimburse Lessor on demand for the expenses incurred by Lessor in accomplishing such discrepancy corrections.

     3.5    [Intentionally Omitted]

     3.6    Failure to Return Aircraft

     If Lessee shall, for any reason whatsoever, fail to return the Aircraft at the time or in the condition specified herein or return of the Aircraft is not accepted by Lessor because of Lessee's failure to meet the requirements of this
Section 3, the obligations of Lessee provided in each Operative Document to which Lessee is a party (including the obligation to pay Rent) shall continue in effect with respect to the Aircraft, and the Lease Term shall, unless earlier terminated in accordance with the Lease Agreement, be deemed to be extended until Return of the Aircraft to Lessor, provided that this Section 3.6 shall not be construed as permitting or authorizing Lessee to fail to meet, or consenting to or waiving any failure by Lessee to perform, Lessee's obligation to return the Aircraft in accordance with the requirements of the Lease Agreement.

     3.7    Transition

     Lessor intends to lease or sell the Aircraft to another Person at the end of the Lease Term and in order to facilitate such lease or sale of the Aircraft, Lessee agrees to cooperate with Lessor and to otherwise assist Lessor by, upon Lessor's request:

     (1) Providing adequate access to Aircraft Documentation and Lessee's Maintenance Program (including work cards) so that the Follow-On Operator can effect the transition of the Aircraft from Lessee's Maintenance Program to the maintenance program of the Follow-On Operator.

     (2) Performing maintenance or modifications to the Aircraft in addition to those required upon Return as reasonably requested by Lessor (subject to agreeing compensation and scheduling with Lessee for any such additional maintenance or modifications).

                                  ANNEX 1 TO
                                  SCHEDULE 2
                               RETURN CONDITIONS

SECTION 1.  CONDITION OF AIRFRAME AND ENGINES

     On the last day of the Lease Term, the Aircraft (1) shall conform either
(a) to the configuration of the Aircraft on the Delivery Date, including having the equipment described in clause (2) of the definition of "Post-Delivery Modifications" appearing in Schedule 1 to the Lease Agreement removed from the Aircraft, or (b) upon written notice from Lessee, to be given at least one year prior to the scheduled expiration of the Lease Term, to Lessee's configuration including the equipment described in such clause (2), and, in either such case, as changed in a manner either required or permitted pursuant to any Operative Document, including having the Modifications described in Section 1.4.4 of
Schedule 2 reversed by Lessee, and (2) shall:

     1.1    General Requirements

     Have been operated, maintained and repaired in accordance with the Lease Agreement and Lessee's Maintenance Program, have no deferred maintenance, have all of its components and systems functioning in each case in accordance with relevant manufacturer's specifications, within applicable limits and showing no signs of incipient fault, and be substantially free of corrosion.

     1.2    Condition Permitting Commercial Operation

     Be in FAA Condition and in a condition, after installation of seats, permitting immediate commercial passenger revenue service by Lessee under the applicable operating regulations of the Aviation Authority.

     1.3    Airworthiness

     (1) Have, and be in compliance with, at Lessor's option, (a) a valid export certificate of airworthiness (or its equivalent) or (b) a valid certificate of airworthiness (or its equivalent), in either case, issued by the Aviation Authority and (2) have and be in compliance with all necessary export certificates and other documents and requirements allowing for immediate export of the Aircraft from the State of Registration.

     1.4    Final Airframe Check

          1.4.1  Required Check

     With respect to the Airframe, (1) have accomplished immediately after removal from service and immediately prior to delivery to Lessor the completion of the next due "C" check in accordance with the Maintenance Planning Document, and all lower-level checks, systems/zonal or structures/corrosion checks and inspections and any special repair items or special inspections (including CPCP items) that fall within the next 16 months, 3,000 Airframe Flight Cycles or 4,000 Airframe Flight Hours. For the avoidance of doubt, if during the Lease Term the Aircraft is maintained under a phased maintenance program (as opposed to a block maintenance program), Lessee shall, at Lessee's cost and expense, perform all checks, inspections, maintenance, etc., necessary to return the Aircraft to a block maintenance program based upon the Maintenance Planning Document and otherwise acceptable to Lessor.

          1.4.2   Related Work

     Have, as a part of the final "C" Check, completed a thorough cleaning, inspection and repair of the flight deck and passenger cabin and all flight deck and passenger cabin interior equipment and furnishings, which shall include repair of all flight crew and cabin attendant seats, replacement of damaged, discolored or severely worn seat cushion covers and cushions and other work to insure that such seats are in good operating condition, and painting of flight deck areas (floor, control panels, ceiling/sidewall panels, etc.) as necessary with all of such work being performed to the standards which Lessee would use for an aircraft being placed in service in its fleet of a similar age to the Aircraft on its return date (i.e., with ordinary wear and tear). The Aircraft carpeting shall be replaced. If, based on findings in adjacent areas during the Final Inspection, Lessor has reason to believe a structural deficiency may exist, Lessor's personnel shall have the right to have panels or areas opened in order to allow further inspection by any Inspecting Party.

     1.5    ADs, Service Bulletins, Etc.

          1.5.1   Required Modifications

     Be in compliance on a terminating basis with all Required Modifications where (a) in the case of ADs and other Aviation Authority-required Modifications, the mandatory compliance date for which action on such basis falls during the Lease Term or 12 months, 2,200 Airframe Flight Cycles or 3,000 Airframe Flight Hours after the Return and (b) in the case of alert and mandatory SBs, the issuance date thereof is during the Lease Term and the recommended incorporation date falls during the Lease Term or 12 months, 2,200 Airframe Flight Cycles or 3,000 Airframe Flight Hours after the Return.

          1.5.2   Inspections

     Have no required inspection under any outstanding Aviation Authority AD or under any alert or mandatory SB or instruction due within either (1) 12 months, 2,200 Airframe Flight Cycles or 3,000 Airframe Flight Hours after the Return or
(2) a full inspection period whichever is less.

          1.5.3   No Waivers

     In the case of both Sections 1.5.1 and 1.5.2 of this Annex 1, in the event that Lessee has obtained a waiver or deviation from the Aviation Authority, Airframe Manufacturer or from any such manufacturer from having to comply with any such Required Modification or inspection, Lessee shall, irrespective of such waiver or deviation, comply with all such Required Modifications and inspections prior to the Return.

     1.6    Engine Condition

     With neither Engine on watch for any reason, and each of the Engines shall have no less than * Engine Flight Cycles remaining until its next expected removal (as determined by, inter alia, (a) such Engine having a minimum EGT
                           ----- ----
margin of 15(degrees)C, (b) the borescope inspection described in Section 1.6.1 of this Annex 1, and (c) an examination of the EGT margins and the last six months of trend monitoring). If Lessor and Lessee are unable to agree whether such criteria have been met, Lessor and Lessee shall consult a qualified Engine Manufacturer engineer and agree to be bound by the determination of such engineer (the cost of such engineer to be shared equally by Lessor and Lessee). Any deficiencies shall be corrected by Lessee.


Information deleted for confidentiality purposes.

          1.6.1   Engine Borescope

     With respect to each Engine, have had a complete (100% of all stages) video borescope inspection performed during the Final Inspection by a professional nominated by Lessor (with Lessor paying the fees and expenses of such person); any discrepancies not meeting manufacturer or regulatory limitations, specifications and/or tolerances found during such inspection shall be corrected by Lessee (for the avoidance of doubt, at Lessee's cost).

          1.6.2   Full-Rated Performance

     Be capable of certificated, full-rated performance without limitations throughout the operating envelope as defined in the airplane flight manual and the engine parameters shall be sufficient to allow full power take-off at sea level at a minimum temperature of ISA plus 15 degrees Celsius, as detailed by manufacturer's specifications; performance compliance will be demonstrated by one or two of the following, at Lessor's option: (1) at the time of the acceptance flight test, (2) by on-wing static inspection and testing of the powerplants in accordance with the engine maintenance manual, (3) by review of trend monitoring and EGT/test cell data (in the event an Engine is just out of test cell) or (4) by a power assurance check in accordance with the Maintenance Planning Document and Engine Manufacturer's recommendations.

     1.7    APU Condition

     With respect to the APU, (1) have had a complete (100% of all stages) video borescope inspection performed during the Final Inspection by a professional nominated by Lessor (with Lessor paying the fees and expenses of such person), any discrepancies not meeting manufacturer or regulatory limitations, specifications and/or tolerances found during

_____________________

     /*/ Information deleted for confidentiality purposes.

such inspection shall have been corrected by Lessee (for the avoidance of doubt, at Lessee's cost), and (2) have no more than * APU Hours since its last removal and most recent APU Basic Shop Visit and being capable of full-rated performance.

     1.8    Landing Gear Condition

     With respect to each Landing Gear, have at least * months and * Airframe Flight Cycles remaining until its next scheduled Landing Gear Overhaul.

     1.9    Life Limited Parts

          1.9.1 With respect to each Airframe life and calendar controlled component, have a minimum of * months, and * Airframe Flight Hours and * Airframe Flight Cycles remaining to next scheduled test, inspection or removal (in accordance with the Maintenance Planning Document), but (1) if a component has a life, overhaul or check interval limit that is less than the above-stated hours, cycles or calendar time requirement (in accordance with the Maintenance Planning Document), then such component shall have a full check interval remaining and (2) "on-condition" and "condition-monitored" components shall be fully functioning in accordance with manufacturer's specifications and shall have been checked and tested during the Final Maintenance and shall have no indication of incipient faults. All Airframe life and calendar controlled components shall on average be no older in calendar time, hours or cycles than the Airframe and in no case shall any single such Part be more than six month's older in calendar time, hours or cycles than the Airframe, provided that, without limiting the foregoing, each component shall have the same or more recent part or dash number as the component installed on the Aircraft on the Delivery Date.

          1.9.2 No Engine or APU life-limited Parts shall have less than * Engine Flight Cycles or Airframe Flight Cycles, as applicable, remaining until the next scheduled removal or replacement. Without limiting the foregoing, the cycles remaining on each life-limited part installed in a Replacement Engine will at the time the Aircraft is returned to Lessor, be the same or more than the cycles which would have been remaining on the replaced engine at the time of return of the Aircraft had such replaced engine not been replaced. All Engine life and calendar controlled components shall be no older in cycles than the Aircraft, provided that, without limiting the foregoing, each component shall have the same or more recent part or dash number as the component installed on the relevant Engine on the Delivery Date.

     1.10   Tires and Brakes

     Have serviceable tires and have remaining not less than 50% service wear life on each brake.

_______________________

     /*/ Information deleted for confidentiality purposes.

     1.11   Paint

     Be properly stripped and painted in a livery to be designated by Lessor, provided Lessor provides Lessee with necessary templates and drawings at least 30 days prior to Return. In lieu of stripping and painting the Aircraft as described above, Lessee may at its option pay Lessor US$40,000 on the date of Return.

     1.12   Service Bulletin Kits

     Have all service bulletins for which kits have been received or manufactured by Lessee for the Aircraft, as of the commencement of the Final Inspection, installed thereon prior to Return (with all other such kits received by Lessee after such time to be shipped by commercial carrier to a location specified by Lessor).

     1.13   Fuel and Oil

     With each fuel tank and oil tank being as full as at the time of delivery of the Aircraft to Lessee.

     1.14   ETOPs

     With 180-minute ETOPs operation capability (as such related requirements existed on the Delivery Date).

     1.15   General

     (1) The Aircraft shall (a) be clean by good U.S. airline standards for commercial passenger service commensurate with a deep cleaning of the Aircraft,
(b) have no excessive, multiple or overlaid external repairs, (c) have no loose, missing or pulled fasteners, and (d) be free of scratches, buckles and damage exceeding manufacturer tolerances.

     (2) The Aircraft shall be free of fuel leaks, and the fuel, hydraulic and oil systems of the Aircraft, including the Engines and the fuel tanks, shall have been tested and free of any contaminants and corrosion and Lessee shall provide to Lessor the results of any laboratory tests of all such systems.

     (3) All decals and required notices shall be installed and shall be as clean, secure and legible as at the time of delivery of the Aircraft to Lessee.

     (4) All doors shall be free moving, correctly rigged and be fitted with serviceable seals, and free of any air noise or leaks.

     (5) All panels and other surfaces shall be secure, properly sealed and free of excessive cracks, stains and other disfigurement.

     (6) Windows shall be free of excessive delamination, blemishes, crazing, and shall be properly sealed and free of any air leaks, all in accordance with relevant manufacturer specifications.

     (7) All control surfaces, unpainted cowlings and fairings shall be waxed and polished.

     (8)  All seats, if any, shall be serviceable and in good condition.

     (9) All emergency equipment having a calendar life shall have a minimum remaining life of one year or one hundred percent (100%) of its total approved life, whichever is less.

     (10) All galley areas shall be free from food contamination and meet safety and health standards.

     (11) Floor coverings shall be effectively sealed.

     (12) All cargo nets shall be in serviceable condition.

     (13) Landing gear and doors shall be free of leaks and properly rigged.

     All the foregoing requirements set forth in clauses (1)-(13) shall be subject to any applicable manufacturer's standard specifications and limits and, if in any case there is none, to good U.S. airline standards for commercial passenger service.

     If Lessee is unable after reasonable commercial efforts to comply with all the requirements of this Section 1.15, Lessee may, subject to the following proviso, in lieu of compliance with any such requirement, pay to Lessor at the time of return an amount reasonably determined by Lessor and Lessee to be the cost of correcting any such deficiency, provided, however, that (a) any such noncompliance does not adversely affect the airworthiness of the Aircraft, (b) the aggregate cost of correcting all such noncompliance does not exceed $25,000, and (c) such noncompliance does not delay delivery of the Aircraft to the next succeeding Lessee of the Aircraft.

SECTION 2.  AIRCRAFT DOCUMENTATION

     At Return, Lessee shall deliver to Lessor at the Return Location the Aircraft Documentation. All Aircraft Documentation provided to Lessor at time of Return shall be listed and included as an attachment to the Return Acceptance Certificate. Lessee shall ensure that all Aircraft Documentation provided to Lessor shall be in good condition, readable and capable of being reproduced using standard reproduction processes and otherwise shall have been maintained in accordance with the Operative Documents. All Aircraft Documentation shall be in printed form (except only those documents which Lessee has received only in non-printed form).

SECTION 3.  ASSIGNMENT OF WARRANTIES

     At Return, Lessee shall assign or novate to Lessor any remaining Airframe, Engine, Part or other warranties with respect to the Aircraft pursuant to a written agreement in form and substance satisfactory to Lessor, and Lessee shall arrange for all necessary manufacturer and other vendor consents to such assignment or novation

                                  SCHEDULE 3
                              DELIVERY CONDITIONS
                                  (MSN 30271)

SECTION 1.  CONDITION OF AIRCRAFT

     The Aircraft shall be delivered in accordance with Boullioun Detail Specification D019A001BOU37P-1, dated August 28, 2000, as amended by (a) Option 0315A345B65 (increase landing weight from 128,000 lbs. to 129,200 lbs.), (b) Change Proposal RR 97171-050 (revise the exterior paint scheme), (c) Change Proposal RR 97171-051 (add airplane ID numbers), (b) Change Proposal RR 97171-052 (replace hot cup part number in G1/G4B galleys), (e) Change Proposal RR 97171-053 (change EFIS/MAP to PFD/ND), (f) Change Proposal RR 97171-054 (English units for AFM in lieu of metric), (g) Change Proposal RR 97171-056 (change oils), (h) Change Proposal RR 97171-058 (revise AMM), and (i) Change Proposal RR 97171-059 (revise FMCS). *

___________________

     /*/ Information deleted for confidentiality purposes.

                                  SCHEDULE 4
                        NOTICE AND ACCOUNT INFORMATION
                                  (MSN 30271)

LESSOR ADDRESS:

BELLEVUE COASTAL LEASING LLC
500 - 108th Avenue N.E., 25th Floor
Bellevue, Washington 98004
Attention:           Secretary
Facsimile:           425-450-1581
Telephone:           425-454-3106

LESSOR ACCOUNT:

Bank:                Bank of America
                     701 Fifth Avenue
                     Seattle, WA 98104
ABA Number:          /*/
Acct Name:           Boullioun Aircraft Holding Company, Inc.
Account Number:      *
Contact:             Leslie Sawal
Telephone:           (206) 358-7302
Facsimile:           (206) 358-7294
Reference:           Midway MSN 30271

LESSEE ADDRESS:

MIDWAY AIRLINES CORPORATION
2801 Slater Road, Suite 200
Morrisville, NC  27560
Attention:           President
Facsimile:           919-595-1703
Telephone:           919-595-6000

LESSEE ACCOUNT:

Bank:                Wachovia Bank
                     Winston-Salem, NC

ABA Number:          *
Account Number:      *

_________________

     /*/ Information deleted for confidentiality purposes.

                                  SCHEDULE 5
                                  TAX MATTERS
                                  (MSN 30271)

     [This Schedule 5 contains sensitive commercial terms and will be omitted from the FAA filing package]

                                      /*/


__________________

     /*/ Information deleted for confidentiality purposes.

                                   SCHEDULE 6
                         LESSOR'S CONDITIONS PRECEDENT
                                  (MSN 30271)

     The obligation of Lessor to lease the Aircraft to Lessee under this Lease Agreement is subject to the fulfillment to the satisfaction of Lessor, and Lessee shall procure such fulfillment, to the satisfaction of Lessor, on the Delivery Date (or, if another date is specified below, on or prior to such date) of the following conditions precedent:

SECTION 1.  AGREEMENTS AND DOCUMENTS

     The following documents, agreements, instruments or certificates shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessor), shall each be satisfactory in form and substance to Lessor and shall be in full force and effect (unless expressly provided otherwise) and in the English language, and executed counterparts thereof shall have been delivered to Lessor:

     1.1    Lease Agreement

     This Lease Agreement.

     1.2    Acceptance Certificate

     The Acceptance Certificate evidencing the delivery and acceptance of the Aircraft, duly and properly completed and dated the Delivery Date.

     1.3    Insurance Documents

     (1) A certificate of insurance in the form of Exhibit B to the Lease Agreement and which otherwise complies with the requirements of Section 11 of the Lease Agreement, (2) a broker's letter in the form of Exhibit C to the Lease Agreement from the Insurance Broker and which otherwise complies with the requirements of Section 11 of the Lease Agreement, and (3) a certificate of insurance evidencing compliance with Section 11.8 of the Lease Agreement.

     1.4    [Intentionally Left Blank]

     1.5    Legal Opinion

     A legal opinion of Lessee's counsel, such counsel and such opinion to be reasonably acceptable to Lessor.

     1.6    Process Agent Letter

     A letter from the process agent appointed by Lessee addressed to Lessor pursuant to Section 18.3 of the Lease Agreement accepting such appointment.

     1.7    Lessee's Secretary's Certificate

     A Secretary's certificate addressing, inter alia, Lessee's power and
                                           ----- ----
authority to enter into the Operative Documents and perform its obligations thereunder.

     1.8    Financing Statement

     Uniform Commercial Code Financing Statement (Form UCC-1) filed in the state of North Carolina against Lessee.

     1.9    [Intentionally Omitted]

     1.10   Lessee's Maintenance Program

     At least 15 Business Days prior to the Scheduled Delivery Date, a copy of Lessee's Maintenance Program.

     1.11   Airframe Warranty Assignment

     An Airframe Warranty Assignment.

     1.12   Engine Warranty Assignment

     An Engine Warranty Assignment.

SECTION 2.  FIRST RENT PAYMENT MADE

     Lessee shall have paid the first installment of Basic Rent when due pursuant to Section 3.3 of the Lease Agreement.

SECTION 3.  SECURITY DEPOSIT PAID OR LETTER OF CREDIT DELIVERED

     Lessee shall have (1) paid all installments of the Security Deposit due on or before the Delivery Date pursuant to Section 4.1 of the Lease Agreement or
(2) delivered to Lessor a Letter of Credit, which Letter of Credit complies with the requirements of Section 4.4 of the Lease Agreement.

SECTION 5.  FILINGS, ETC.

     Lessor shall have received evidence that on the Delivery Date all filings, registrations, recordings and other actions have been or will be taken which are necessary or advisable to ensure the validity, effectiveness and enforceability of the Operative Documents and to protect and perfect the rights and interest of Lessor and the Financing Parties in the Aircraft and the Operative Documents.

SECTION 6.  AUTHORIZATIONS

     Lessor shall have received evidence of the issuance of each Authorization which may be required in relation to, or in connection with, (1) Lessee engaging in air transport and carrying on scheduled passenger and cargo service in each case as presently conducted, (2) the operation of the Aircraft in compliance with applicable Law, (3) permitting the execution and delivery by Lessee of each Operative Document and the performance by Lessee of its obligations thereunder.

SECTION 7.  NO DEFAULT

     No Default, Event of Loss, or event, condition or circumstance that would with the giving of notice or passage of time become or give rise to an Event of Loss, shall have occurred.

SECTION 8.  DELIVERY FROM AIRFRAME MANUFACTURER

     The Aircraft shall have been delivered to Lessor at the Delivery Location, new from Airframe Manufacturer, and shall comply with the requirements of
Schedule 3 of the Lease Agreement.

     The conditions precedent specified in this Schedule 6 are for the sole benefit of Lessor and may be waived or deferred in whole or in part and with or without condition by Lessor. If any of such conditions is not satisfied or waived in writing by Lessor on and as of the Delivery Date and Lessor, in its sole discretion, nonetheless proceeds with the delivery of the Aircraft to Lessee hereunder, Lessee hereby covenants and agrees to satisfy, or cause the satisfaction of, such outstanding conditions within 15 days after the Delivery Date.

                                  SCHEDULE 7
                         LESSEE'S CONDITIONS PRECEDENT
                                  (MSN 30271)

     The obligation of Lessee to lease the Aircraft from Lessor under this Lease Agreement is subject to the fulfillment to the satisfaction of Lessee, and Lessor shall procure such fulfillment (other than with respect to the absence of an Event of Loss or incipient Event of Loss as provided in Section 4 of this
Schedule 7), to the satisfaction of Lessee, on the Delivery Date (or, if another date is specified below, on or prior to such date) of the following conditions precedent:

SECTION 1.  AGREEMENTS AND DOCUMENTS

     The following documents, agreements, instruments or certificates shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessee), shall each be satisfactory in form and substance to Lessee and shall be in full force and effect (unless expressly provided otherwise) and in the English language, and executed counterparts shall have been delivered to Lessee:

     1.1    Lease Agreement

     This Lease Agreement.

     1.2    Acceptance Certificate

     The Acceptance Certificate evidencing the delivery and acceptance of the Aircraft, duly and properly completed and dated the Delivery Date.

     1.3    Airframe Warranty Assignment

     An Airframe Warranty Assignment.

     1.4    Engine Warranty Assignment

     An Engine Warranty Assignment.

     1.5    Secretary's Certificate of Lessor

     A Secretary's or Assistant Secretary's certificate addressing, inter alia,
                                                                    ----- ----
Lessor's power and authority to enter into the Operative Documents and perform its obligations thereunder.

     1.6    Guarantee

     The Guarantee.

SECTION 2.  CONDITION OF AIRCRAFT

     Subject to the provisions of Section 2 of the Lease Agreement, the Aircraft shall be in the condition specified in Schedule 3 to the Lease Agreement.

SECTION 3.  LESSOR'S REPRESENTATION AND WARRANTIES

     Lessor's representations and warranties contained in Section 5.1 of the Lease Agreement shall be true and correct on the Delivery Date.

SECTION 4.  NO DEFAULT OR EVENT OF LOSS

     Lessor shall not be in default of any of its obligations under the Operative Documents (including Lessor's obligation to tender the Aircraft under Section 2 of the Lease Agreement) and no Event of Loss, or event, condition or circumstance that would with the giving of notice or passage of time become or give rise to an Event of Loss, shall have occurred.

                                  SCHEDULE 8
                         LIST OF PERMITTED SUBLESSEES
                                  (MSN 30271)

     Alaska Airlines
     Aloha Airlines
     America West Airlines
     American Airlines
     Continental Airlines
     Delta Airlines
     Frontier Airlines
     Southwest Airlines
     United Airlines
     US Airways
     Vanguard Airlines

                                   EXHIBIT A
                            ACCEPTANCE CERTIFICATE
                                  (MSN 30271)

     ACCEPTANCE CERTIFICATE (MSN 30271), dated [__________], [_____] (this "Acceptance Certificate"), by Midway Airlines Corporation ("Lessee").

     Reference is made to Lease Agreement (MSN 30271), dated as of January 5, 2001 (the "Lease Agreement"), between Lessee and Bellevue Coastal Leasing LLC ("Lessor"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Lease Agreement.

     1. Lessee hereby irrevocably and unconditionally accepts and leases from Lessor, under and for all purposes of the Operative Documents, the Aircraft, as more particularly defined in the Lease Agreement, but including the following:

     One Boeing Model 737-76Q airframe bearing U.S. Registration No. N314ML and manufacturer's serial number 30271 (including the loose equipment listed on Annex 1 hereto), together with (a) two CFM Model CFM56-7B20 engines bearing manufacturer's serial numbers 888133 and 888134, respectively (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower), (b) APU bearing manufacturer's serial number [__________], (c) three landing gear assemblies bearing manufacturer's serial numbers [__________] (LM), [__________] (RM) and [__________] (N)
     and (d) the Aircraft Documentation listed on Annex 2 hereto.

     2. Lessee confirms that the "Delivery Date" for all purposes of the Lease Agreement is the date set forth in the opening paragraph of this Acceptance Certificate and confirms that the Lease Term shall commence on the Delivery Date.

     3. Lessee hereby confirms its agreement to pay Rent throughout the Lease Term in the amounts, to the Persons and otherwise in accordance with the provisions of Section 3 of the Lease Agreement and in accordance with the other provisions of the Operative Documents.

     4. Lessee confirms that there are __________ U.S. gallons of fuel on board the Aircraft at the time of delivery to Lessee.

     5. THIS ACCEPTANCE CERTIFICATE SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO IN THAT STATE BETWEEN CITIZENS OF THAT

STATE AND TO BE PERFORMED WHOLLY WITHIN THAT STATE WITHOUT REFERENCE TO ANY RULES GOVERNING CONFLICTS OF LAWS.

     Lessee has caused this Acceptance Certificate to be executed by its duly authorized officer as of the day and year first above written.

                              MIDWAY AIRLINES CORPORATION



                              By:__________________________________
                                 Title:


Confirmed:

BELLEVUE COASTAL LEASING LLC



by Boullioun Aircraft Holding Company, Inc., its sole Member



By:___________________________
   Title:


               [THIS COUNTERPART IS NOT THE ORIGINAL COUNTERPART]

             [RECEIPT OF THIS ORIGINAL COUNTERPART OF THE FOREGOING
                   LEASE AGREEMENT IS HEREBY ACKNOWLEDGED ON
                        THIS ___ DAY OF ________, ____.]


                              BELLEVUE COASTAL LEASING LLC



                              by Boullioun Aircraft Holding Company, Inc., its sole Member



                              By:
                                  Title:

                                   EXHIBIT D
                            AIRCRAFT STATUS REPORT
                                  (MSN 30271)

- -------------------------
MONTH ENDING:
- -------------------------

AIRFRAME

                      --------------         ----------         --------------
AIRCRAFT S/N                           TYPE                REG.
                      --------------         ----------         --------------

                      ------------------                    ------------------
TOTAL FLIGHT HOURS                        TOTAL CYCLES
                      ------------------                    ------------------
FLT. HOURS FOR MONTH                      CYCLES FOR MONTH
                      ------------------                    ------------------
DATE AND TIME                             APPROX. DATE
LAST "C" CHECK                            AND TIME NEXT
                                          "C" CHECK
                      ------------------                    ------------------

ENGINES                          ENGINE 1                  ENGINE 2
                      --------------------------------------------------------

S/N

                      --------------------------------------------------------

TOTAL FLIGHT HRS

                      --------------------------------------------------------

TOTAL CYCLES

                      --------------------------------------------------------

FLIGHT HRS FOR MONTH

                      --------------------------------------------------------

CYCLES FOR MONTH

                      --------------------------------------------------------

TIME/CYCLES SLSV

                      --------------------------------------------------------

CURRENT LOCATION

                      --------------------------------------------------------

Technical Activity during relevant period

1.   Major Maintenance (including C-Check or Structural check)

2.   Engine, APU or Landing Gear Maintenance - indicate cause

3.   ADs complied with

4. Other significant Damages, Repairs or Modifications - indicate cause and attach any copies of repair or Modification drawings or data in respect of unique or nonstandard repair of Modification to the Aircraft or any Part.

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                   EXHIBIT E
                               LETTER OF CREDIT
                                  (MSN 30271)


          Irrevocable Standby Letter of Credit No.: LC968-[_____]

January _____, 2001


Beneficiary:                            Applicant:
Bellevue Coastal Leasing LLC            Midway Airlines Corporation
City Center Building                    2801 Slater Drive; Suite 200
500 - 108/th/ Avenue, 25/th/ Floor      Morrisville, NC
Bellevue, WA 98004-5553

Attention:  [____________________]      Attention:  [____________________]

                                        Amount:  US$/*/

                                        Date of Expiry:  [____________________]
                                        Or any future extended expiry as
                                        provided herein

                                        Place of Expiry:  At our counters for
                                        payment


Dear Sir or Madam:

     We hereby establish in your favor, at the request and for the account of Midway Airlines Corporation (the "Company"), our Irrevocable Letter of Credit in the amount of US$* (the "Stated Amount") available against presentation of (a) a sight draft drawn on us dated on or before the date of such presentation and in the form of the Exhibit A hereto and (b) a certificate dated the date of such draft in the form of Exhibit B hereto, in each case, signed by an individual being or purporting to be your authorized representative.

     Such presentation must be made on a Business Day to our Letter of Credit Department at 401 Linden Street, Winston-Salem, NC 27101 (Facsimile Number:
336-735-0950) on or before [____________________] (or any future extended expiry date as provided herein) or if such date is not a Business Day, then on or before the following

___________________

     /*/ Information deleted for confidentiality purposes.

Business Day. "Business Day" means a day other than a Saturday, a Sunday or a day on which banks are required or authorized to be closed in New York, New York. Any such presentation may be made by means of telefacsimile provided that prior notification be given by phone to 336-735-3370, and we shall be entitled to rely thereon as if such draft and certificate were presented in person, provided such draft and certificate are in conformity with the requirements for the same as set forth herein, but for the requirement of an original signature. The original documents should be delivered by overnight courier if presentation is made by telefacsimile transmission. In addition, any draft and certificate hereunder may be presented by mail, express courier (e.g., DHL) or in person.

     A draft presented hereunder may be in an amount of up to the Stated Amount. More than one draft may be presented hereunder, subject to the aggregate amount of such drafts not exceeding the Stated Amount.

     We hereby agree with you that each draft presented hereunder in compliance with the terms hereof will be duly honored by our payment to you (or in accordance with your instruction) of the amount of such draft in immediately available funds:

     (a) not later than 3:00 p.m., New York time, on the day such draft is presented to us as aforesaid, if such presentation is made to us at or before 12:00 noon, New York time, or

     (b) not later than 3:00 p.m., New York time, on the Business Day following the day such draft is presented to us as aforesaid, if such presentation is made to us after 12:00 noon, New York time.

     Upon the earlier of (a) November 1, 2001, and (b) irrevocable payment by us of the entire Stated Amount (in one or more drawings), this Letter of Credit shall automatically terminate.

     It is a condition that this Letter of Credit shall be automatically extended without amendment for additional periods of one year from the present or each future expiration date thereof, unless we notify you by registered/courier mail at least sixty (60) days prior to such date that we elect not to consider this Letter of Credit renewed for any such additional period. We hereby agree to give you written confirmation of each such automatic extension promptly upon written request by you, which request may be made by means of facsimile to our facsimile number set forth above.

     Except as otherwise provided herein, this Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practice for Documentary Credits (1993 Revision), ICC Publication No. 500 (the "UCP"). Notwithstanding Article 17 of the UCP, if this Letter of Credit expires during an interruption of business as described in said Article 17, we agree to effect payment if a drawing is made against this Letter of Credit within thirty (30) days after the resumption of business.

     Notwithstanding Article 48 of the UCP, this Letter of Credit is transferable. Transfer may be effected by Wachovia Bank, N.A., provided that you deliver to us your written request for transfer in the form of Exhibit C with a banking institution's authentication of your signature. The original of this Letter of Credit with any amendments must be returned to us with the transfer request and our customary transfer fee of US$350.00.

     Upon request, but no more than once in any thirty day period, we will confirm to you in writing that this Letter of Credit is in full force and effect and is enforceable against us in accordance with its terms.

     This Letter of Credit sets forth in full the terms of our undertaking and shall not in any way be modified, amended or amplified by reference to any documents instruments or agreements referred to herein, or in which this Letter of Credit is referred to or to which this Letter of Credit relates and any such reference shall not be deemed to incorporate herein by reference any such documents, instruments and agreements.

                              Very truly yours,

                              WACHOVIA BANK, N.A.



                              By:___________________________________
                                 Authorized Signature

                                                       Exhibit A to
                                                       Letter of Credit
                                                       No. LC968-[_____]

                                  SIGHT DRAFT

Irrevocable Letter of Credit No:  LC968-[_____]    Date of Draft:  __________,
_____


To the Order of Beneficiary

Pay       [____________________] DOLLARS

At SIGHT by wire transfer of such amount to the account of [____________________] at [Bank, Address] (ABA number: [__________]; account number:  [__________])

DRAWN UNDER WACHOVIA BANK, N.A., LETTER OF CREDIT NO. LC968-[_____]

TO:  Wachovia Bank, N.A.
     401 Linden Street
     Winston-Salem, NC 27101

     Attention:  Standby Letter of Credit Unit


[BENEFICIARY]



By:_____________________________
   Name:
   Title:


[Endorse on back]

                                                       Exhibit B to
                                                       Letter of Credit
                                                       No. LC968-[_____]

                              DRAWING CERTIFICATE

Irrevocable Letter of Credit No. LC968-[_____]

     The undersigned, a duly authorized representative of ____________________ ("Beneficiary"), hereby certifies to Wachovia Bank, N.A., (the "Bank") with reference to Irrevocable Letter of Credit No. LC968-[_____] (the "Letter of Credit"), issued by the Bank in favor of Beneficiary, as follows:

     1. Beneficiary is presenting a sight draft herewith to draw funds under the Letter of Credit in the amount of US$[__________].

     2. Demand for payment under the Letter of Credit is being made prior to the expiration thereof.

     3. Either: (A) the Letter of Credit expires within 30 days of the date hereof and Lessee has not as of the date hereof provided Beneficiary with evidence of a renewal or extension of the Letter of Credit or with a substitute Letter of Credit, in each case, as contemplated by the Lease Agreement (MSN 30271), dated as of January 5, 2001, between Bellevue Coastal Leasing LLC and Midway Airlines Corporation (as amended from time to time, the "Lease Agreement"), in form and substance satisfactory to Beneficiary or (B) otherwise, an "Event of Default" has occurred and is continuing under the Lease Agreement.

     IN WITNESS WHEREOF, Beneficiary has caused this certificate and the accompanying draft to be executed as of the [_____] day of [__________], _____.

                                        [BENEFICIARY]



                                        By:___________________________________
                                           Name:
                                           Title:

                                              Exhibit C to
                                              Letter of Credit
                                              No. LC968-[_____]

                                 TRANSFER FORM

TO:         [NAME OF BANK]

RE:         Letter of Credit No. LC968-[_____]

ISSUED BY:  Wachovia Bank, N.A.

     For value received, the undersigned beneficiary hereby irrevocably transfers to [Name of Transferee] [Address of Transferee]

     All rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

     By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendment whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

     The original Letter of Credit and all amendments, if any, is/are returned herewith, and we ask you to endorse the transfer on the reverse side thereof, and forward it direct to the transferee with your customary notice of transfer.

                              Sincerely,

                              _____________________________________________
                              Firm Name as appearing on original credit


                              By:
                                 __________________________________________
                                 Name and Title of Signer

                                   EXHIBIT F
                                   GUARANTEE
                                  (MSN 30271)

     THIS GUARANTEE (MSN 30271), dated as of January 5, 2001 (this "Guarantee"), between BOULLIOUN AVIATION SERVICES, INC., a Washington corporation (including its successors, "Guarantor"), and MIDWAY AIRLINES CORPORATION, a Delaware corporation ("Beneficiary").

                                   RECITALS:

     As of the date hereof, Bellevue Coastal Leasing LLC ("Company") is a wholly-owned subsidiary of Guarantor.

     It is a requirement of the Lease Agreement (MSN 30271), dated as of the date hereof (the "Lease Agreement"), between Company and Beneficiary, that Guarantor and Beneficiary enter into this Guarantee.

                                   AGREEMENT:

     In consideration of the foregoing premises, and for other good and valuable consideration the adequacy and receipt of which are hereby acknowledged, Guarantor and Beneficiary agree as follows:

SECTION 1.  DEFINITIONS; CONSTRUCTION

     The capitalized terms used in this Guarantee shall have the respective meanings ascribed thereto in the Lease Agreement. This Guarantee shall be construed and interpreted in accordance with Section 5.

SECTION 2.  GUARANTEE; WAIVERS; TERMINATION

     2.1    Guarantee

     Guarantor irrevocably and unconditionally guarantees to Beneficiary (a) the prompt payment in full when due of all amounts owed by, and the performance of all obligations of, Company under the Lease Agreement and the other Operative Documents to which Company is a party (collectively, the "Company Documents") and (b) the accuracy of all representations and warranties made by Company in the Company Documents (such payment and performance obligations, and the accuracy of such representations and warranties, collectively, the "Guaranteed Obligations"). Guarantor hereby further agrees that if Beneficiary fails to receive in full when due any amount comprising any of the Guaranteed Obligations, or if any of the Guaranteed Obligations remains unperformed after the date such performance is required, Guarantor will forthwith pay or perform the same in accordance with the terms thereof and of this Guarantee, promptly following the first written demand of Beneficiary.

     Guarantor agrees that this Guarantee shall automatically be reinstated with respect to any payment made by or on behalf of the Company pursuant to the Company Documents if and to the extent that such payment is rescinded or must be otherwise restored, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

     2.2    Obligations Unconditional; Waivers; No Discharge

     The obligations of Guarantor under Section 2.1 are absolute, irrevocable and unconditional irrespective of (a) the value, genuineness, validity, legality, regularity or enforceability of any document underlying any of the Guaranteed Obligations, (b) any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Beneficiary, (c) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by Guarantor against Beneficiary, or (c) any other circumstances whatsoever (with or without notice to or knowledge of Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of Guarantor for the Guaranteed Obligations, or of Guarantor under this Guarantee, in bankruptcy or in any other instance. Guarantor hereby expressly waives, to the fullest extent permitted by applicable law, diligence, presentment, demand of payment, protest and all notices whatsoever, and any other circumstances which might otherwise constitute a defense available to it, and any requirement that Beneficiary or trustee or agent on behalf of Beneficiary exhaust any right, power or remedy or proceed against Company, or against any other Person under any other guarantee of, or security or support for, any of the Guaranteed Obligations, it being the intent of Guarantor that this Guarantee is a continuing guarantee of payment and performance and not merely a guarantee of collection. Guarantor agrees that it shall not be required to consent to or receive any notice of any amendment or modification of, or waiver, consent or extension with respect to, the Company Documents, and that this Guarantee shall in no way be affected by any of the foregoing.

     The obligation of Guarantor hereunder will not be discharged by: (a) any extension or renewal with respect to any obligation of the Company under the Company Documents; (b) any modification of, or amendment or supplement to, the Company Documents; (c) any waiver, consent or other action or inaction or any exercise or non-exercise of any right, remedy or power with respect to the Company, or any change in the structure of the Company; (d) any insolvency, bankruptcy, reorganization, arrangement, composition, liquidation, dissolution or similar proceedings with respect to the Company; (e) any change in ownership of the shares of capital stock of Guarantor or the Company; (f) any other occurrence whatsoever, except payment in full of all amounts payable by the Company, under the Company Documents and performance in full of all Guaranteed Obligations of the Company in accordance with the terms and conditions of the Company Documents.

     2.3    Waiver of Subrogation

     Unless the Beneficiary otherwise directs, Guarantor hereby agrees that until the final, unconditional, indefeasible and irrevocable payment and satisfaction in full of all Guaranteed Obligations, Guarantor shall not exercise any right or remedy arising by reason of any performance by it of this Guarantee, whether by subrogation or otherwise, against Company or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Guarantor shall not claim, rank, prove or vote as creditor of Company or its estate in competition with Beneficiary (or any agent or trustee on behalf of Beneficiary). Guarantor shall not receive, claim or have the benefit of any payment, distribution or security from or on account of Company, or exercise any right of set-off as against Company. If Guarantor receives any payment on account of such rights of set-off, subrogation or otherwise while any Guaranteed Obligation remains outstanding or unperformed, Guarantor shall hold in trust for and forthwith agrees to pay all such amounts so received to Beneficiary for application to the Guaranteed Obligations.

     2.4    Termination Upon Absolute Transfer

     Notwithstanding anything in this Guarantee or in any other Operative Document to the contrary (except with respect to Guaranteed Obligations arising prior to the date of any applicable Absolute Transfer), this Guarantee shall terminate and be of no further force or effect, and Guarantor shall be released from all of its obligations hereunder, from and after the date of any Absolute Transfer in accordance under the provisions of Section 14.1.2 of the Lease Agreement and promptly following the date of such Absolute Transfer, Beneficiary shall return this Guarantee to Guarantor.

SECTION 3.  REPRESENTATIONS AND WARRANTIES

     Guarantor represents and warrants to Beneficiary that:

     (1) Guarantor is (a) a company duly organized, validly existing and in good standing under the laws of the State of Washington, (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals, necessary to carry on its business as presently conducted, and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary.

     (2) The execution, delivery and performance by Guarantor of this Guarantee are within Guarantor's corporate powers and have been duly authorized by all necessary corporate action on the part of Guarantor.

     (3) No authorization, approval, consent or other action by, and no notice to or filing with, any governmental agency or regulatory body is required for the due execution, delivery and performance by Guarantor of this Guarantee.

     (4) This Guarantee has been duly and validly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting creditors' rights and by applicable statute of limitations.

     (5) None of the execution and delivery by Guarantor of this Guarantee, the performance of its obligations hereunder, the consummation of the transactions contemplated hereby or the compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the organizational documents of Guarantor, or any applicable law or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which Guarantor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument.

     (6) Guarantor's net worth is equal to at least US$25,000,000 as of the date of this Guarantee.

SECTION 4.  GOVERNING LAW

     THIS GUARANTEE SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 5.  MISCELLANEOUS

     5.1    Construction

     (1) In this Guarantee, unless expressly provided otherwise, a reference to:

         (a) Each of "Guarantor" or "Beneficiary" or any other Person includes, without prejudice to the provisions of this Guarantee (and subject in all events to Section 2.4), any successor in interest to it and any permitted transferee and assignee.

         (b) The word "including" shall be construed as "including, without limitation."

         (c) Words importing the plural include the singular and vice versa.

         (d) Any document includes that document as amended, novated, modified, supplemented and/or restated from time to time in accordance with its terms, and any document entered into in substitution or replacement therefor.

         (e) The words "this Guarantee," "hereby," "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in this Guarantee refer to this Guarantee as a whole, and not to any particular provisions of this Guarantee.

         (f) A Section or an Exhibit or a Schedule is a reference to a section of, or an exhibit or a schedule to, this Guarantee.

     (2) Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Guarantee.

     5.2    Amendments

     No provision hereof may be amended, changed, waived or discharged orally, but only by an instrument in writing specifying the provision intended to be amended, changed, waived or discharged and signed by Guarantor and Beneficiary; and no provision hereof shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or other matter not specifically set forth in an agreement in writing and signed by Guarantor and Beneficiary.

     5.3    Severability

     If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by law (1) all other provisions hereof shall remain in full force and effect in such jurisdiction and (2) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

     5.4    No Assignments

     Beneficiary may assign this Guarantee in whole or in part, by notice in writing to Guarantor, in connection with (and concurrently with) any assignment or transfer of its rights under the Lease Agreement in accordance with the terms of the Lease Agreement. GUARANTOR MAY NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF BENEFICIARY, WHICH CONSENT MAY BE WITHHELD FOR ANY REASON WHATSOEVER IN BENEFICIARY'S SOLE DISCRETION, DIRECTLY OR INDIRECTLY ASSIGN ANY OF ITS RIGHTS OR DELEGATE ANY OF ITS OBLIGATIONS HEREUNDER OR ANY INTEREST OF WHATEVER NATURE HEREIN. Subject to the foregoing, the terms and provisions of this Guarantee shall be binding upon and inure to the benefit of Beneficiary and Guarantor and their respective successors and permitted assigns.

     5.5    Notices

     All notices, requests and other communications to Guarantor, Beneficiary or any other Person shall be in writing (for this purpose, "writing" includes telecopy or similar electronic transmissions), shall refer specifically hereto and shall be personally delivered or sent by telecopy or other similar electronic facsimile transmission, or sent by overnight courier service (e.g., Federal Express), in each case to the respective address and telecopy number specified in Schedule 1 or such other address or telecopy number as such Person may hereafter specify by notice to the other party or to the parties hereto. Each such notice, request or other communication shall be effective when received or, if by telecopier or other similar electronic transmission, when "confirmed" by the sending telecopy or similar machine and written evidence of such confirmation is produced by such machine, provided that any such notice by telecopy so "confirmed" after 6:00 p.m., for the recipient, shall be effective on the immediately succeeding local business day.

     5.6    Entire Agreement; Counterparts

     This Guarantee constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes all previous proposals, agreements, understandings, negotiations and other written and oral communications in relation hereto. This Guarantee and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

     5.7    Expenses

     Guarantor further agrees to pay all expenses (including, without limitation, all fees and disbursements of counsel) that may be paid incurred by the Beneficiary in enforcing any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee.

                    [This space intentionally left blank.]

     IN WITNESS WHEREOF, Guarantor and Beneficiary have caused this Guarantee to be executed by their duly authorized signatories on the day and year first above written.

                              BOULLIOUN AVIATION SERVICES, INC.,
                                as Guarantor



                              By:___________________________________
                                 Title:

                              MIDWAY AIRLINES CORPORATION,
                                as Beneficiary


                              By:___________________________________
                                 Title:

                                                                      Schedule 1

                              NOTICE INFORMATION

BENEFICIARY ADDRESS: Midway Airlines Corporation
                     2801 Slater Road, Suite 200
                     Morrisville, North Carolina 27560
                     Attention:  President

                     Facsimile:    919-595-1703
                     Telephone:    919-595-6000

GUARANTOR ADDRESS:   Boullioun Aviation Services, Inc.
                     500-108/th/ Avenue N.E., 25/th/ Floor
                     Bellevue, Washington 98004
                     Attention:    Secretary

                     Facsimile:    425-450-1581
                     Telephone:    425-454-3106

SIGNATURE PAGE